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                                                                    Exhibit 10.2

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                          SECURITIES PURCHASE AGREEMENT

                                      AMONG

                        PHILLIPS-VAN HEUSEN CORPORATION,

                              LEHMAN BROTHERS INC.

                                       AND

                                  THE INVESTORS

                          DATED AS OF DECEMBER 16, 2002

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                                TABLE OF CONTENTS

                                                                          PAGE


ARTICLE I  Definitions..................................................    1

   Section 1.01.  Definitions...........................................    1
   Section 1.02.  Rules of Construction.................................   10

ARTICLE II  issuance, Sale and Purchase of the Series B Stock...........   11

   Section 2.01.  Sale and Purchase of the Series B Stock...............   11
   Section 2.02.  Closing...............................................   11
   Section 2.03.  Use of Proceeds.......................................   12

ARTICLE III  Representations and Warranties of the Company..............   12

   Section 3.01.  Organization and Good Standing........................   12
   Section 3.02.  Authority; Binding Effect.............................   12
   Section 3.03.  Organization and Good Standing of Company
                       Subsidiaries.....................................   13
   Section 3.04.  Capitalization........................................   13
   Section 3.05.  No Violations; Consents...............................   14
   Section 3.06.  Listing...............................................   15
   Section 3.07.  Financial Statements..................................   15
   Section 3.08.  Commission Filings....................................   16
   Section 3.09.  Absence of Certain Developments.......................   16
   Section 3.10.  Litigation............................................   18
   Section 3.11.  Tax Matters...........................................   19
   Section 3.12.  Real Property.........................................   19
   Section 3.13.  Inventory.............................................   20
   Section 3.14.  Intellectual Property.................................   20
   Section 3.15.  Material Contracts....................................   20
   Section 3.16.  Company Employee Plans................................   21
   Section 3.17.  Labor Relations.......................................   24
   Section 3.18.  Compliance with Laws; Permits.........................   25
   Section 3.19.  Preferred Stock Exemption.............................   25
   Section 3.20.  Environmental Protection..............................   26
   Section 3.21.  Investment Company Act................................   26
   Section 3.22.  Transactions with Affiliates..........................   26
   Section 3.23.  Insurance.............................................   26
   Section 3.24.  Customers.............................................   27
   Section 3.25.  Financial Advisors....................................   27
   Section 3.26.  DGCL Section 203 and Rights Agreement.................   27
   Section 3.27.  D&O Insurance.........................................   27
   Section 3.28.  Solvency..............................................   27


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   Section 3.29.  Full Disclosure.......................................   27
   Section 3.30.  No General Solicitation...............................   27
   Section 3.31.  No Integration........................................   28

ARTICLE IV  Representations and Warranties of the
                  initial purchaser and the Investors...................   28

   Section 4.01.  Initial Purchaser Representations.....................   28
   Section 4.02.  Investors Representations.............................   28

ARTICLE V  Covenants of the Company.....................................   30

   Section 5.01.  Accounting System.....................................   30
   Section 5.02.  Taxes.................................................   31
   Section 5.03.  Corporate Existence...................................   31
   Section 5.04.  Maintenance of Properties.............................   31
   Section 5.05.  Insurance.............................................   31
   Section 5.06.  Compliance with Law...................................   31
   Section 5.07.  Maintain Listing......................................   31
   Section 5.08.  Secure Listing........................................   32
   Section 5.09.  Transfer Taxes........................................   32

ARTICLE VI  ACTIONS PRIOR TO CLOSING....................................   32

   Section 6.01.  Access to Information.................................   32
   Section 6.02.  Conduct of Business...................................   33
   Section 6.03.  No Solicitation.......................................   34
   Section 6.04.  Consent...............................................   34
   Section 6.05.  HSR...................................................   34
   Section 6.06.  Notice of Breach......................................   35
   Section 6.07.  Other Transaction Documents...........................   35
   Section 6.08.  Publicity.............................................   35

ARTICLE VII  conditions to Closing......................................   36

   Section 7.01.  Conditions to Obligations of the Initial
                       Purchaser and the Investors......................   36
   Section 7.02.  Conditions to Obligations of the Company..............   39

ARTICLE VIII  survival..................................................   39

   Section 8.01.  Survival..............................................   39

ARTICLE IX  Indemnification.............................................   40

   Section 9.01.  Generally.............................................   40
   Section 9.02.  Indemnification Procedure.............................   41
   Section 9.03.  Certain Qualifications................................   42
   Section 9.04.  Limitations on Indemnification........................   42


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ARTICLE X  FEES, Expenses and costs.....................................   43

   Section 10.01.  Reimbursement........................................   43

ARTICLE XI  TERMINATION.................................................   44

   Section 11.01.  Termination..........................................   44
   Section 11.02.  Effect Of Termination................................   44
   Section 11.03.  Termination Fee......................................   45
   Section 11.04.  Break-up Fee.........................................   45
   Section 11.05.  CK Recovery..........................................   45

ARTICLE XII  Miscellaneous..............................................   45

   Section 12.01.  Notices and Addresses................................   45
   Section 12.02.  Captions.............................................   47
   Section 12.03.  No Waiver............................................   47
   Section 12.04.  Severability.........................................   47
   Section 12.05.  Exclusive Agreement; Amendment.......................   47
   Section 12.06.  Limitation on Assignment;
                   Parties in Interest..................................   48
   Section 12.07.  Obligations of Investors Several.....................   48
   Section 12.08.  Governing Law........................................   48
   Section 12.09.  Jurisdiction.........................................   48
   Section 12.10.  No Third Party Beneficiary...........................   48
   Section 12.11.  Injunctive Relief....................................   48
   Section 12.12.  Counterparts.........................................   49
   Section 12.13.  Actions Simultaneous.................................   49


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                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT, dated as of December 16, 2002 (this "Agreement"), is by and among Phillips-Van Heusen Corporation, a Delaware corporation (the "Company"), Lehman Brothers Inc., as initial purchaser (the "Initial Purchaser") and each investor executing a signature page hereto (each an "Investor" and collectively, the "Investors").

                                    RECITALS:

     A. The Company, on or prior to closing will, authorize a new series of Preferred Stock designated the "Series B Convertible Preferred Stock" (the "Series B Stock"), which will be convertible into shares of Common Stock in accordance with the terms of the Certificate of Designations governing the Series B Stock, in the form attached hereto as Exhibit A (the "Certificate of Designations").

     B. The Initial Purchaser desires to purchase from the Company, and the Company desires to sell to the Investors, upon the terms and subject to the conditions of this Agreement, the Series B Shares.

     C. The Investors have agreed to purchase from the Initial Purchaser, and the Initial Purchaser has agreed to sell to the Investors, subject to the terms and conditions of this Agreement, the Series B Shares.

     D. The Company, the Initial Purchaser and the Investors desire to set forth certain agreements herein.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings hereunder and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, intending to be legally bound, the parties hereto do hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

     Section 1.01. Definitions. As used in this Agreement, the following terms have the meanings set forth below.

     "AAA" shall have the meaning set forth in Section 9.02(b).

     "Accredited Investor" shall mean any Person that is an "accredited investor" within the definition contained in Rule 501(a) under the Securities Act.

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     "Affiliate" shall mean (a) with respect to an individual, any member of such individual's family residing in the same household; (b) with respect to an entity: (i) any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial interest of or in such entity, or (ii) any brother, sister, brother-in-law, sister-in-law, lineal descendant or ancestor of any executive officer, director, partner or Person that owns ten percent (10%) or more of the outstanding beneficial interest of or in such entity; and (c) with respect to a Person, any Person which directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person or entity; provided, however, that for purposes of the definition of "Affiliate," no Investor shall be deemed an "Affiliate" of the Company.

     "Agreement" shall have the meaning set forth in the preamble.

     "Audited Financial Statements" shall have the meaning set forth in Section 3.07.

     "Balance Sheet" shall have the meaning set forth in Section 3.07.

     "Basket" shall have the meaning set forth in Section 9.04(a).

     "Break-up Fee" shall mean any "break-up fee," "termination fee," or similar fee that the Company will receive pursuant to the CK Purchase Agreement or that certain letter agreement, dated September 26, 2002, between the Company and CKI reduced by the amount that the Company's Expenses exceed the amount by which the Company has been, or will be, reimbursed by CKI or any of its Affiliates for such expenses.

     "Board of Directors" shall mean the Board of Directors of the Company.

     "Business Day" shall mean any day other than (i) a Saturday, (ii) a Sunday or (iii) any other day on which banks in the City of New York are authorized or required to close.

     "By-Laws" shall mean, when used with respect to a specified Person, the by-laws of a Person, as the same may be amended from time to time.

     "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents (however designated and whether voting or non-voting) of such Person's capital stock or any form of membership, ownership or participation interests, as applicable, including partnership interests, whether now outstanding or hereafter issued and any and all securities, debt instruments, rights, warrants or options exercisable or exchangeable for or convertible into such capital stock.

     "Certificate of Designations" shall have the meaning set forth in the recitals.

     "Certificate of Incorporation" shall mean, when used with respect to a specified Person, the Articles or Certificate of Incorporation or other applicable organizational document of such Person, as currently in effect.


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     "CK Acquisition" shall mean the acquisition by the Company of all of the
Capital Stock of the CK Companies pursuant to the CK Purchase Agreement.

     "CK Recovery" shall mean any amounts received by the Company or any Company Subsidiary paid by the CK Companies or Sellers (or any insurer thereof) by reason of the failure of the closing pursuant to the CK Purchase Agreement in excess of (i) the Company Expenses, (ii) Fees and Expenses of the Investors paid by the Company, and (iii) any out-of-pocket third party expense incurred by the Company in obtaining the CK Recovery (i.e., legal fees in any action by the Company against Sellers).

     "CK Companies" shall have the meaning set forth in the CK Purchase
Agreement.

     "CK Companies Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the CK Companies, taken as a whole. For the purposes of this Agreement, a CK Companies Material Adverse Effect shall not include any event, condition or contingency, or the effect thereof, resulting from (i) the entering into of any transaction consented to by PVH pursuant to Section 5.1(b) of the CK Purchase Agreement, (ii) the announcement, negotiation, or contemplation of the closing of the transactions contemplated by the CK Purchase Agreement or any actions taken in furtherance of the transactions contemplated by the CK Purchase Agreement, (iii) events of war impacting the economy in general, and (iv) changes in general economic conditions or in the fashion, apparel, accessories, home furnishings or fragrance industries, in general.

     "CK Purchase Agreement" shall mean that certain Stock Purchase Agreement, by the Company, each CK Company, Mr. Calvin Klein, Mr. Barry Schwartz, Trust for the Benefit of the Issue of Calvin Klein, Trust for the Benefit of the Issue of Barry Schwartz, Stephanie Schwartz-Ferdman and Jonathan Schwartz.

     "CK Transaction Documents" shall mean the CK Purchase Agreement and the Related Agreements (as such term is defined in the CK Purchase Agreement).

     "CKI" shall mean Calvin Klein, Inc., a New York corporation.

     "Closing" shall have the meaning set forth in Section 2.02(a).

     "Closing Date" shall have the meaning set forth in Section 2.02(a).

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

     "Commission Filings" shall have the meaning set forth in Section 3.08.

     "Common Stock" shall mean the common stock, $1 par value per share, of the Company, including any associated Right.


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     "Company" shall have the meaning set forth in the preamble.

     "Company Employee Plan" shall have the meaning set forth in Section
3.16(a).

     "Company's Expenses" shall mean all of the fees and out-of-pocket expenses incurred by the Company in connection with the Contemplated Transactions.

     "Company Group Member" shall mean each of the Company and its Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

     "Company Subsidiaries" and "Company Subsidiary" shall have the meaning set forth in Section 3.03.

     "Competing Offer" shall mean any offer or proposal for, or indication of interest in, acquiring more than 10% of the Capital Stock or other equity securities or securities convertible into or exchangeable for equity securities of the Company or any of the Company Subsidiaries or any debt financing (other than as contemplated by the CK Transaction Documents) intended to replace the amounts committed pursuant to this Agreement.

     "Consents" shall mean all governmental and third party consents, approvals, authorizations, qualifications and waivers necessary to be received by a Person for the consummation of the Contemplated Transactions.

     "Contemplated Transactions" shall mean the transactions contemplated by each of this Agreement, the other Transaction Documents, the CK Purchase Agreement and the other CK Transactions Documents.

     "Contract" shall mean any legally binding contract, agreement, mortgage, deed of trust, bond, loan, indenture, lease, license, note, option, warrant, right, instrument, commitment or other similar document, arrangement or agreement, whether written or oral.

     "Credit Facility" shall mean the Revolving Credit Agreement dated as of October 17, 2002 among the Company, certain of the Company Subsidiaries, as co-borrowers, the lenders identified therein (or that may thereafter become party thereto), and JPMorgan Chase Bank, as agent for such lenders.

     "DGCL Section 203" shall have the meaning set forth in Section 3.26.

     "Employee" shall mean any current, former or retired officers, directors, consultants, employees, independent contractors, agents and other Persons who render services to the Company or any Company Subsidiary.

     "Employee Program" shall mean any "employee benefit plan", within the meaning of Section 3(3) of ERISA, whether or not it is subject to ERISA.


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     "Environment" shall mean soil, surface waters, ground waters, land, stream, sediments, surface or subsurface strata and ambient air.

     "Environmental Laws" shall mean all Laws relating to the pollution of or protection of the Environment, from contamination by, or relating to injury to, or the protection of, real or personal property or human health or the Environment, including, without limitation, all valid and lawful requirements of courts and other Governmental Bodies pertaining to reporting, licensing, permitting, investigation, remediation and removal of, emissions, discharges, releases or threatened releases of Hazardous Materials, chemical substances, pesticides, petroleum or petroleum products, pollutants, contaminants or hazardous or toxic substances, materials or wastes, into the Environment, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, pollutants, contaminants or hazardous or toxic substances, materials or wastes.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "ERISA Affiliate" shall mean any entity which at any time during the six-year period ending on the date of this Agreement has been considered a single employer with the Company or any Company Subsidiary under Section 4001(b) of ERISA or Section 414(b), (c), (m) or (o) of the Code.

     "Excess Amount" shall have the meaning set forth in Section 10.01(d).

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Fees and Expenses" shall have the meaning set forth in Section 10.01(a).

     "Fifth Amendment" shall have the meaning set forth in Section 7.01(m).

     "Foreign Plan" shall mean any plan which is described in Section 4(b)(4) of ERISA, and which is maintained, sponsored or contributed to by, or covers any employee of, the Company or any Company Subsidiary.

     "GAAP" shall mean generally accepted accounting principles applied on a consistent basis as used in the United States of America.

     "Governmental Body" shall mean any government or governmental or quasi-governmental authority including, without limitation, any federal, state, territorial, county, municipal or other governmental or quasi-governmental agency, board, branch, bureau, commission, court, arbitral body (public or private), department or other instrumentality or political unit or subdivision, whether located in the United States or abroad, the National Association of Securities Dealers, Inc., the New York Stock Exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or the American Stock Exchange.


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

     "Hazardous Materials" shall mean any substance whether solid, liquid or gaseous in nature: (i) the presence of which requires or may hereafter require notification, investigation, or remediation under any Environmental Law; (ii) which is or becomes defined as "toxic", a "hazardous waste", "hazardous material" or "hazardous substance" or "pollutant" or "contaminant" under any present or future Environmental Laws; (ii) the presence of which adversely affects or is injurious to human health or the Environment; (iv) which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous and is or becomes regulated by any Governmental Body; (v) which contains gasoline, diesel fuel or other petroleum hydrocarbons or volatile organic compounds; (vi) which contains polychlorinated byphenyls
(PCBs) or asbestos or urea formaldehyde foam insulation; or (vii) which contains or emits radioactive particles, waves or materials, including radon gas.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

     "Indemnitee" shall have the meaning set forth in Section 9.01.

     "Indemnitor" shall have the meaning set forth in Section 9.01.

     "Initial Purchase Price" shall have the meaning set forth in Section 2.01.

     "Initial Purchaser" shall have the meaning set forth in the preamble.

     "Initial Purchaser Group Members" shall mean the Initial Purchaser and its Affiliates and their respective directors, officers, employees, agents and attorneys and their respective successors and assigns.

     "Intellectual Property" shall have the meaning set forth in Section
3.14(a).

     "Investors" shall have the meaning set forth in the preamble.

     "Investor Group Member" shall mean the Investors and each of their respective partners, officers, employees, agents and attorneys and their respective successors and permitted assigns.

     "Investor Representatives" shall mean each of Apax Managers, Inc. and Apax Partners Europe Managers Ltd.

     "Investors' Rights Agreement" shall have the meaning set forth in Section 7.01(l).

     "IRS" shall mean the Internal Revenue Service.

     "Law" shall mean any treaty, statute, ordinance, code, rule, regulation, Order or other legal requirement enacted, adopted, promulgated, applied or followed by any Governmental Body.


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     "Leased Real Property" shall have the meaning set forth in Section 3.12(b).

     "Legal Proceeding" shall mean any judicial, administrative or arbitral actions, suits, proceedings (public or private) or governmental proceedings.

     "Legend" shall mean the Legend set forth in Section 4.02(e).

     "Liability" shall mean any debt, liability or obligation, whether known or unknown, asserted or unasserted, accrued, absolute, contingent or otherwise, whether due or to become due.

     "Lien" shall mean any mortgage, pledge, lien (statutory or otherwise), security interest, hypothecation, conditional sale agreement, encumbrance or similar restriction or agreement.

     "Loan Documents" shall mean the Term Loan Agreement between the Company, as borrower, and the Investors, as lenders, of even date herewith and the various instruments and agreements described therein.

     "Loss" shall have the meaning set forth in Section 9.01.

     "Marks" shall mean all of the trademarks, service marks and trade names throughout the entire world licensed to or used by the Company or any Company Subsidiary and/or owned by the Company or any Company Subsidiary including, but not limited to, Van Heusen, Bass,G.H. Bass & Co., Izod, cKCalvin Klein, Geoffrey Beene, Arrow, DKNY, Kenneth Cole New York and Reaction by Kenneth Cole.

     "Material Adverse Effect" shall mean any event, condition or contingency that has had, or is reasonably likely to have, a material adverse effect on the business, assets, liabilities (including contingent liabilities), results of operations, financial condition or, to the knowledge of the Company, prospects of the Company and the Company Subsidiaries, taken as a whole. For the purposes of this Agreement, a Material Adverse Effect shall not be deemed to arise by reason of (i) the entering into of any transaction consented to by the Investor Representatives pursuant to Section 6.02, (ii) the Contemplated Transactions,
(iii) events of war impacting the economy in general, and (iv) changes in general economic conditions or in the fashion, apparel, accessories, home furnishings or fragrance industries, in general.

     "Material Employee" shall mean any Person, including any employee, officer or director of the Company or any Company Subsidiary, that earned or was paid in any twelve (12) month period two hundred and fifty thousand dollars ($250,000) or more, for services rendered in any capacity to the Company or any Company Subsidiary during the past two (2) years.

     "Maximum Amount" shall mean an amount equal to all of the Fees and Expenses plus all of the Monitor Expenses.

     "Minimum Amount" shall mean an amount equal to 50% of the Fees and Expenses plus all of the Monitor Expenses.


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     "Monitor Expenses" shall have the meaning set forth in Section 10.01(a).

     "Multiemployer Plan" shall have the meaning set forth in Section 3.16(a).

     "Notice" shall have the meaning set forth in Section 9.02(a).

     "NYSE" shall mean the New York Stock Exchange.

     "Off-Balance Sheet Arrangement" shall mean any transaction, agreement or other contractual arrangement to which an entity that is not consolidated with the Company is a party, under which the Company, whether or not a party to the arrangement, has, or in the future may have: (i) any obligation under a direct or indirect guarantee or similar arrangement; (ii) a retained or contingent interest in assets transferred to an unconsolidated entity or similar arrangement; (iii) derivatives, to the extent that the fair value thereof is not fully reflected as a liability or asset in the financial statements of the Company; or (iv) any obligation or liability in excess of $5,000,000, including a contingent obligation or liability, not incurred in the ordinary course of business to the extent that such obligation or liability is not fully reflected in the financial statements of the Company (excluding the footnotes thereto).

     "Order" shall mean any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award.

     "Owned Real Property" shall have the meaning set forth in Section 3.12(a).

     "PBGC" shall mean the Pension Benefit Guaranty Corporation.

     "Partial Reimbursement" shall have the meaning set forth in Section
10.01(d).

     "Percentage" shall mean that percentage of the Company's Expenses paid by CKI or any of its Affiliates.

     "Permits" shall mean any approvals, authorizations, licenses, permits or certificates by or of any Governmental Body.

     "Permitted Liens" shall mean (a) easements, restrictions, covenants, rights of way or minor irregularities of title currently of record against any of the Real Property, (b) real and personal property leases, (c) Liens for Taxes not yet due and payable, or for Taxes being contested in good faith, provided that in each such case, adequate reserves are maintained in accordance with GAAP on the Balance Sheet, and (d) any Lien created by statute of carriers, warehousemen, vendors, mechanics, laborers or materialmen incurred in the ordinary course of business for sums not yet due and payable.

     "Person" shall mean any individual, corporation, partnership, firm, limited liability company, joint venture, trust, association, unincorporated organization, group, joint-stock company, Governmental Body or other entity.


                                       8
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     "Preferred Stock" shall mean the preferred stock, $100 par value per share, of the Company.

     "Purchase Price" shall mean $250,000,000 in the aggregate, payable as set forth in Section 2.02.

     "Real Property" shall have the meaning set forth in Section 3.12(b).

     "Registration Rights Agreement" shall have the meaning set forth in Section 7.01(k).

     "Reportable Event" shall mean a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043 of ERISA that it be notified within 30 days of the occurrence of such event.

     "Retiree" shall mean any Employee who has retired or terminated employment from the Company or any Company Subsidiary.

     "Right" shall have the meaning set forth in the Rights Agreement.

     "Rights Agreement" shall mean the Rights Agreement, dated as of June 10, 1986, as amended, by and between the Company and The Bank of New York (successor to The Chase Manhattan Bank, N.A.), as Rights Agent, and each amendment and extension thereof (including, without limitation, the Fifth Amendment).

     "SEC" shall mean the U.S. Securities and Exchange Commission. ---

     "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Sellers" shall have the meaning set forth in the CK Purchase Agreement.

     "Series A Stock" shall mean the Series A Cumulative Participating Preferred Stock, $100 par value per share, of the Company.

     "Series B Designees" shall mean the directors elected by the Investors to the Board of Directors pursuant to the Certificate of Designations.

     "Series B Shares" shall have the meaning set forth in Section 2.01.

     "Series B Stock" shall have the meaning set forth in the recitals.

     "Specified Purchase Price" shall have the meaning set forth in Section
2.01.


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     "Subsidiary" shall mean, as to any Person, any other Person more than 50%
of the shares of the voting stock or other voting interests of which are owned or controlled, or the ability to select or elect more than 50% of the directors or similar managers is held, directly or indirectly, by such first Person or one or more of its Subsidiaries or by such first Person and one or more of its Subsidiaries.

     "Tax Return" shall have the meaning set forth in Section 3.11(a).

     "Taxes" shall mean all U.S. federal, state, local and foreign income, gross income, corporation, advance corporation, gross receipts, estimated, import, customs, duties, transfer, excise, property, sales, use, value-added, license, payroll, pay as you earn, withholding, social security and franchise or other governmental taxes, imposed by any Governmental Body and any interest, penalties or additions to tax with respect thereto.

     "Termination Fee" shall have the meaning set forth in Section 11.03.

     "Termination Warrants" shall mean ten-year warrants to purchase an aggregate amount of shares of Common Stock equal to ten percent (10%) of the Common Stock of the Company determined on a fully-diluted basis at an exercise price per share equal to the volume weighted average price of the shares Common Stock as reported by Bloomberg (or if such information is not available from Bloomberg, from another nationally recognized independent pricing source) on the date of execution of this Agreement, in the form annexed hereto as Exhibit B.

     "Transaction Documents" shall mean this Agreement, the schedules and exhibits hereto, the Certificate of Designations, the Registrations Rights Agreement, the Investors' Rights Agreement, the Fifth Amendment and the Loan Documents and any certificate or other document delivered by or on behalf of the Company or the Investors pursuant to this Agreement or in connection with the transactions contemplated by this Agreement, but does not include the CK Transaction Documents.

     "Unaudited Financial Statements" shall have the meaning specified in
Section 3.07.

     "Warrants" shall have the meaning set forth in the CK Purchase Agreement.

     "2002 Budget" shall mean the annual operating budget for the Company, for the fiscal year commencing on February 4, 2002 and ending on February 2, 2003, previously delivered to each of the Investor Representatives.

     Section 1.02. Rules of Construction. Unless the context otherwise requires:

     (a) an accounting term defined by GAAP that is not otherwise defined herein has the meaning assigned to it in accordance with GAAP;

     (b) "or" is not exclusive;

     (c) words in the singular include the plural, and words in the plural include the singular;

     (d) the words "include" and "including" shall be deemed to mean "include, without limitation," and "including, without limitation";

     (e) "herein," "hereof," "hereto," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular article, section, paragraph or clause where such terms may appear;

     (f) references to sections mean references to such section in this Agreement, unless stated otherwise; and

     (g) the use of any gender shall be applicable to all genders.

                                   ARTICLE II
                ISSUANCE, SALE AND PURCHASE OF THE SERIES B STOCK

     Section 2.01. Sale and Purchase of the Series B Stock. Upon the terms and subject to the conditions of this Agreement, the Company will sell to the Initial Purchaser, and the Initial Purchaser will purchase from the Company, an aggregate of 10,000 shares of the Series B Stock (the "Series B Shares") for an aggregate purchase price of $249,250,000 (the "Initial Purchase Price"). The Initial Purchaser will then immediately sell the Shares to the Investors, and the Investors will purchase from the Initial Purchaser, an aggregate of 10,000 shares of the Series B Shares for an aggregate purchase price of $250,000,000 (the "Purchase Price"). The number of Series B Shares to be purchased by each Investor at the Closing and the portion of the aggregate purchase price to be paid by each Investor at the Closing in the exchange therefor, shall be as specified in Schedule 2.01 (with respect to each such Investor, such Investor's "Specified Purchase Price").

     Section 2.02.  Closing.

     (a) Subject to the satisfaction or waiver of the conditions set forth in this Agreement, the closing of the transactions contemplated by Section 2.01 (the "Closing") shall take place immediately prior to or concurrently with the closing of the CK Acquisition, or at such other time as may be mutually agreed upon by the Investor Representatives and the Company (the "Closing Date"). The Closing shall occur on the Closing Date at the offices of Katten Muchin Zavis Rosenman, 575 Madison Avenue, New York, New York.

     (b) At the Closing: (i) the Company will deliver to the Initial Purchaser certificates for the Series B Shares to be sold in accordance with the provisions of Section 2.01 registered in the name of the Initial Purchaser; (ii) the Initial Purchaser, in full payment for the Series B Shares, will deliver to the Company immediately available funds, by wire transfer to such account as the Company shall specify, the Initial Purchase Price; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under Article VII.

     (c) At the Closing: (i) the Initial Purchaser will deliver to the Investor Representatives certificates for the Series B Shares to be sold in accordance with the provisions of Section 2.01 registered in the respective names of the Investors and proportions set forth in Schedule 2.01; (ii) each Investor, in full payment for the Series B Shares, will deliver to the Initial Purchaser immediately available funds, by wire transfer to such account as the Initial Purchaser shall specify, such Investor's Specified Purchase Price; and (iii) each party shall take or cause to happen such other actions, and shall execute and deliver such other instruments or documents, as shall be required under
Article VII.

     Section 2.03. Use of Proceeds. The Company shall use the proceeds from the sale of the Series B Stock solely to (i) pay a portion of the purchase price for the Capital Stock of the CK Companies and (ii) pay the fees and out-of-pocket expenses relating to the Contemplated Transactions.

                                  ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company represents and warrants to the Initial Purchaser and to each of the Investors as follows:

     Section 3.01. Organization and Good Standing. The Company is a corporation duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of its incorporation, has full corporate power and authority to own, lease and operate its properties, and carry on its business as presently conducted. The Company is duly qualified, registered or licensed as a foreign corporation to do business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the character of its present operations makes such qualification, registration or licensing necessary, except where the failure to so qualify or be in good standing could not reasonably have a Material Adverse Effect. The Company has heretofore delivered or made available to the Initial Purchaser and to the Investors complete and correct copies of the Certificate of Incorporation and By-Laws of the Company, as in effect as of the date of this Agreement.

     Section 3.02. Authority; Binding Effect. The Company has full corporate power and authority to execute and deliver this Agreement, the other Transaction Documents and the CK Transaction Documents and to consummate the Contemplated Transactions. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Company of the transactions contemplated hereby and by the other Transaction Documents have been duly and validly approved by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles. The other Transaction Documents and the CK Transaction Documents, when executed and delivered by the Company, will be duly executed and delivered by the Company and constitute legal, valid and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles.

     Section 3.03.  Organization and Good Standing of Company Subsidiaries.
Schedule 3.03 lists all Subsidiaries of the Company and their respective jurisdictions of incorporation (collectively, the "Company Subsidiaries" and each, a "Company Subsidiary"). Except as set forth in Schedule 3.03, the Company owns, directly or indirectly, all the shares of outstanding Capital Stock of each Company Subsidiary. There are no outstanding securities or rights convertible into or exchangeable for shares of any Capital Stock of any Company Subsidiary and there are no Contracts by which any Company Subsidiary is bound to issue additional shares of Capital Stock. All of the shares of Capital Stock of each of the Company Subsidiaries are duly and validly authorized, fully paid and non-assessable and, except for the Liens created by the security agreement entered into in connection with the Credit Facility, are owned by the Company free and clear of any Lien with respect thereto. Each Company Subsidiary is a corporation duly organized, validly existing and, where recognized, in good standing under the Laws of its jurisdiction of organization, and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to be so licensed or qualified in any such jurisdiction could not reasonably have a Material Adverse Effect.

     Section 3.04.  Capitalization.

     (a) Schedule 3.04(a) sets forth, in each case as of the date hereof, (i) the authorized Capital Stock of the Company, the number of shares of each class of Capital Stock issued and outstanding and the number of shares of Common Stock reserved for issuance in connection with the Company's stock option plans, and
(ii) all options, warrants, rights to subscribe to, calls, contracts, undertakings, arrangements and commitments to issue which may result in the issuance of Capital Stock of the Company, other than (x) options to purchase 615,887, 1,886,878 and 2,387,564 shares of Common Stock issued and outstanding under the Company's 1987, 1997 and 2000 stock option plans, respectively and (y) the Rights. All of the issued and outstanding shares of the Company's Capital Stock have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive rights. Except pursuant to this Agreement, the Company's stock option plans, the Rights Agreement and the Certificate of Designations, (i) no equity securities of the Company are or may be required to be issued by reason of any options, warrants, rights to subscribe to, calls or commitments of any character whatsoever, (ii) there are outstanding no securities or rights convertible into or exchangeable for shares of any Capital Stock of the Company, and (iii) there are no contracts, commitments, understandings or arrangements by which the Company is bound to issue additional shares of its Capital Stock or securities or rights convertible into or exchangeable for shares of any Capital Stock of the Company, or options, warrants or rights to purchase or acquire any additional shares of its Capital Stock. Neither the Company nor any Company Subsidiary is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any of its Capital Stock. Except as contemplated by the Registration Rights Agreement, there are no Contracts between the Company and any Person granting such Person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such Person or to require the Company to include such securities in any other registration statement filed by the Company under the Securities Act.

     (b) The Series B Shares will have the voting powers, designations, preferences and rights, and the qualifications, limitations and restrictions thereof, set forth in the Certificate of Designations which will be filed with the Secretary of State of the State of Delaware on or prior to the Closing. The Company has reserved, or will on or before Closing reserve, for issuance the shares of Common Stock issuable upon conversion of the Series B Shares. When paid for by, and issued to, the Initial Purchaser, the Series B Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any Liens. When paid for by, and sold to, each of the Investors the Series B Shares will be duly authorized, validly issued, fully paid and non-assessable and will be free and clear of any Liens. The issuance and sale of the Series B Shares is not subject to any preemptive rights. Except for the restrictions set forth, or referred to, in the Legend, the Series B Shares when issued and sold will not be subject to any restriction on use, voting or transfer; and the shares of Common Stock issuable to each such Investor upon conversion of the Series B Shares, when issued in accordance with the Company's Certificate of Incorporation, will be duly authorized, validly issued, fully paid and non-assessable, and will be free and clear of any Liens and except for the restrictions set forth, or referred to, in the Legend, will not be subject to any restriction on use, voting or transfer or to any preemptive rights.

     (c) Without limiting the generality of subsection (b) above, the terms and conditions of the Rights to be associated with the Series B Shares will be set forth in the Rights Agreement, substantially in the form provided to the Initial Purchaser and to each of the Investors. The Company has reserved, or will on or before Closing reserve, for issuance the shares of Series A Stock issuable upon exercise of the Rights. The shares of Series A Stock issuable to each such Investor upon exercise of the Rights, when issued in accordance with the Rights Agreement, will be duly authorized, validly issued, fully paid, non-assessable, and free of preemptive rights and will be free and clear of any Liens and except for the restrictions set forth, or referred to, in the Legend, will not be subject to any restriction on use, voting or transfer or to any preemptive rights.

     Section 3.05. No Violations; Consents. Except as set forth on Schedule 3.05, neither the execution, delivery or performance by the Company of this Agreement, the other Transaction

Documents or the CK Transaction Documents nor the consummation of the Contemplated Transactions, will (a) conflict with, or result in the breach of, any provision of the Certificate of Incorporation or By-Laws of the Company or any Company Subsidiary, (b) conflict with, violate, result in the breach or termination of, or constitute a default or give rise to any right of termination or acceleration or right to increase the obligations or otherwise modify the terms thereof under any Contract, Permit or Order to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any of the properties or assets of the Company or any Company Subsidiary is bound, (c) constitute a violation of any Law applicable to the Company or any Company Subsidiary; or (d) result in the creation of any Lien upon the properties or assets of the Company or any Company Subsidiary, other than with respect to the foregoing clauses (b), (c) and (d), such requirements, conflicts, violations, breaches or rights which could not reasonably have a Material Adverse Effect. Except as set forth on Schedule 3.05, other than those which have been obtained or made or which could not reasonably have a Material Adverse Effect, no Consent is required on the part of the Company or the Company Subsidiaries in connection with the execution and delivery of this Agreement or the Transaction Documents, or the compliance by the Company with any of the provisions hereof or thereof.

     Section 3.06. Listing. The Company is not in violation of the listing requirements of the NYSE in any material respect. The Company has not received any written notice from the NYSE that the Common Stock is to be delisted by the NYSE. The transactions contemplated under this Agreement constitute a bona fide private financing under paragraph 312.03 of the NYSE Listed Company Manual and stockholder approval is not required under the rules and regulations of the NYSE in order to authorize the issuance of the Series B Shares pursuant to this Agreement or the listing of the Common Stock into which the Series B Stock is convertible.

     Section 3.07. Financial Statements. The Company has previously delivered to the Initial Purchaser and to the Investors copies of (i) the consolidated balance sheet of the Company and the Company Subsidiaries as of February 3, 2002 and February 4, 2001 and the related consolidated income statements, changes in stockholders' equity and cash flows for the fiscal years ended February 3, 2002, February 4, 2001 and January 30, 2000, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended February 3, 2002, filed by the Company with the SEC under the Exchange Act, and accompanied by the audit report of Ernst & Young LLP, independent public accountants, (collectively, the "Audited Financial Statements"), and (ii) the unaudited consolidated balance sheet of the Company and the Company Subsidiaries as of August 4, 2002 (the "Balance Sheet") and the related unaudited consolidated income statements and cash flows for the thirteen weeks and twenty-six weeks ended August 4, 2002, as reported in the Company's Quarterly Report on Form 10-Q for the quarterly period ended August 4, 2002, filed with the SEC under the Exchange Act (the "Unaudited Financial Statements"). The Audited Financial Statements accurately reflect the books and records of the Company and present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries and the consolidated results of their operations and their cash flows for the periods and dates covered thereby, in conformity with GAAP. The Unaudited Financial Statements accurately reflect the books and records of the Company and present fairly, in all material respects, the consolidated financial position of the Company and the Company Subsidiaries and the consolidated results of their operations and their cash flows for the period and date covered thereby, in conformity with GAAP, except for changes resulting from year-end adjustments (none of which will be material in amount) and the absence of footnote disclosures thereto. The Company and the Company Subsidiaries have no liabilities or obligations of a type that GAAP would require to be on the Balance Sheet (absolute, accrued, contingent or otherwise) which are not fully reflected or reserved against in the Balance Sheet, except for liabilities and obligations that may have arisen in the ordinary and usual course of business and consistent with past practice since August 4, 2002 and that, individually or in the aggregate, could not reasonably have a Material Adverse Effect. Neither the Company nor any Company Subsidiary is currently a party to any Off-Balance Sheet Arrangement, which is not reflected in the financial statements (or the footnotes thereto) referred to in this Section
3.07. During the past three years, the Company has not restated any of its published financial results and the Company is not aware of any facts which may require such restatement.

     Section 3.08. Commission Filings. The Company has filed all reports, registration statements, proxy statements and other materials, together with any amendments required to be made with respect thereto, that were required to be filed with the SEC under the Securities Act or the Exchange Act from and after January 30, 2000 (all such reports and statements are collectively referred to herein as the "Commission Filings"). As of their respective dates, the Commission Filings, including the financial statements contained therein, complied in all material respects with all of the statutes and published rules and regulations enforced or promulgated by the regulatory authority with which the Commission Filings were filed, and, except to the extent the information in any Commission Filing has been revised or superseded by a later filed Commission Filing, did not and do not as of the date hereof contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     Section 3.09.  Absence of Certain Developments.

     (a) Except as set forth on Schedule 3.09(a), since August 4, 2002 and through the date hereof:

          (i) no event occurred which could reasonably have a Material Adverse Effect;

          (ii) there has not been any declaration, setting a record date, setting aside or authorizing the payment of, any dividend or other distribution in respect of any shares of Capital Stock of the Company or any repurchase, redemption or other acquisition by the Company, of any of the outstanding shares of Capital Stock of the Company other than the Company's regular quarterly dividends to its stockholders paid on September 13, 2002 and December 16, 2002;

          (iii) neither the Company nor any Company Subsidiary has transferred, issued, sold or disposed of any shares of their Capital Stock or granted any options, warrants, calls or other rights to purchase or otherwise acquire shares of their Capital Stock other than under the Company's employee stock option plans and the dissolution of former Company Subsidiaries;

          (iv) neither the Company nor any Company Subsidiary, except in the ordinary course of business and consistent with past practice, has (x) awarded or paid any material bonuses to any senior executive, or (y) entered into any Plan, material employment, deferred compensation, severance or similar agreement (nor amended or terminated any such agreement) or agreed to increase materially the compensation payable or to become payable to any senior executive or agreed to increase materially the coverage or benefits available under any material severance pay, deferred compensation, bonus or other incentive compensation, pension or other employee benefit plan, payment or arrangement made to, for or with such senior executive;

          (v) except in connection with the CK Acquisition, neither the Company nor any Company Subsidiary has made, or agreed to, make any material acquisition of any business or assets other than in the ordinary course of business;

          (vi) neither the Company nor any Company Subsidiary has made, or agreed to make, any loans or investments in any business of any Affiliate of the Company other than a Company Subsidiary;

          (vii) there has not been any damage, destruction or loss, whether or not covered by insurance, with respect to the property of the Company or any Company Subsidiary having a material adverse impact on the business of the Company or the Company Subsidiaries, taken as a whole;

          (viii) except as granted under the Credit Facility or the Transaction Documents, neither the Company nor any Company Subsidiary has mortgaged, pledged or subjected to any Lien (other than Permitted Liens) any of its assets, or sold, assigned, transferred, conveyed or otherwise disposed of any material assets of the Company or any Company Subsidiary, except for assets sold, assigned, transferred, conveyed or otherwise disposed of in the ordinary course of business;

          (ix) except for the CK Purchase Agreement, neither the Company nor any Company Subsidiary has entered into any Contract to make any capital expenditures obligating the Company or any Company Subsidiary to pay an amount which together with amounts already expended or committed during its 2002 fiscal year would exceed the amount budgeted for capital expenditures in the 2002 Budget;

          (x) except in connection with the Credit Facility and the CK Acquisition, neither the Company nor any Company Subsidiary has created, incurred, assumed or guaranteed any debt for borrowed money, whether due or to become due, other than in the ordinary course of business and consistent with past practice;

          (xi) except in connection with the Contemplated Transactions, neither the Company nor any Company Subsidiary has entered into any material transaction other than in the ordinary course of business consistent with past practice;

          (xii) neither the Company nor any Company Subsidiary has made any change in the accounting principles, methods or practices followed by it (including, without limitation, its method of accounting for stock options) other than a change which was required by reason of a concurrent change in Law or GAAP;

          (xiii) neither the Company nor any Company Subsidiary has amended its Certificate of Incorporation or By-Laws except as contemplated by this Agreement;

          (xiv) neither the Company nor any Company Subsidiary has had any material disagreements with its independent public accountants regarding any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which has not been resolved;

          (xv) neither the Company nor any Company Subsidiary has sold, assigned or transferred, or allowed any rights to lapse with respect to, Intellectual Property, other than in the ordinary course of business and consistent with past practice and which could reasonably have a Material Adverse Effect;

          (xvi) neither the Company nor any Company Subsidiary has entered into, modified, amended or terminated any material Contract, other than in the ordinary course of business and consistent with past practice and which could reasonably have a Material Adverse Effect; and

          (xvii) neither the Company nor any Company Subsidiary has agreed, whether in writing or otherwise, to do any of the foregoing.

     Section 3.10. Litigation. There are no Legal Proceedings pending or, to the knowledge of the Company, threatened, that question the validity of this Agreement or the Transaction Documents or any action taken or to be taken by the Company or any Company Subsidiary in connection with the consummation of the Contemplated Transactions. Except as otherwise disclosed herein or on Schedule 3.10, there are no Legal Proceedings pending or, to the knowledge of the Company, threatened, against or involving the Company or any Company Subsidiary or any of their respective properties or assets, at Law or in equity, involving claims of more than $1,000,000 by stockholders of the Company, or claims involving more than $1,000,000 for product liability, infringement of trademark, patent or intellectual property, violations of health and safety laws covering Employees, violations of Environmental Laws, violations of customs laws, sexual harassment or discrimination, or racial discrimination. There is no outstanding or, to the knowledge of the Company, threatened, Order of any Governmental Body against the Company or any Company Subsidiary or any of their respective properties or assets, which Order could reasonably have a Material Adverse Effect.

     Section 3.11.  Tax Matters.

     (a) For the periods since January 1, 1999, the Company and each Company Subsidiary has timely filed or caused to be timely filed any and all returns, declarations, reports (including any consolidated, combined or unitary returns), claims for refund, information returns, or other documents or statements relating to Taxes, including any schedule or attachment thereto and any amendment or supplement thereof (each, a "Tax Return") required to be filed by it under applicable federal, state, local or foreign Law, except to the extent that any failure to do so could not reasonably have a Material Adverse Effect. The reserves for Taxes contained in the financial statements of the Company or carried on the books and records of the Company and the Company Subsidiaries, as applicable, are in the aggregate adequate to cover all Tax liabilities and deferred Taxes of the Company and the Company Subsidiaries as of the date of this Agreement, except to the extent that any inadequacy could not reasonably have a Material Adverse Effect.

     (b) For the periods since January 1, 1999, all Taxes shown as being due and owing by the Company or any Company Subsidiary on any Tax Return have been paid.

     (c) The Company and each Company Subsidiary has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or third party, except to the extent that any failure to do so could not reasonably have a Material Adverse Effect.

     (d) None of the Company nor any Company Subsidiary has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency, in each case except as to Taxes that are disclosed on Schedule 3.11(d) or in the financial statements of the Company and the Company Subsidiaries, as applicable, or that, if assessed could not reasonably have a Material Adverse Effect.

     (e) The Company has not been a "United States real property holding corporation" within the meaning of Section 897 of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

     Section 3.12.  Real Property.

     (a) Except as disclosed in Schedule 3.12(a), each of the Company and the Company Subsidiaries has fee simple title to the material real property that it owns (the "Owned Real Property"), free and clear of all Liens (other than Permitted Liens).

     (b) Schedule 3.12(b) contains a description of all real property leased by the Company and the Company Subsidiaries as lessee (the "Leased Real Property;" the Leased Real Property and the Owned Real Property are collectively referred to as the "Real Property"), other than properties leased for retail store operations. Except as disclosed in Schedule 3.12(b), each of the Company and the Company Subsidiaries has a subsisting leasehold estate in the Leased Real Property identified on Schedule 3.12(b), free and clear of all Liens (other than Permitted Liens), and is in sole possession of each parcel of Leased Real Property that it leases.

     (c) There are no condemnation or appropriation proceedings pending or, to the knowledge of the Company, threatened, against the Real Property.

     (d) The buildings, structures, facilities, fixtures and other improvements constituting a portion of the Owned Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, and are adequate and suitable for the purposes for which they are presently being used.

     Section 3.13. Inventory. The Company does not now intend to write-down more than $5,000,000 in inventory.

     Section 3.14.  Intellectual Property.

     (a) For the purposes of this Agreement, "Intellectual Property" shall mean
(i) all Marks, trade dress, logos, trade names, domain names, web-sites, brand names and corporate names (and all licenses or other rights relating to any of the foregoing), together with all goodwill associated therewith, and all applications, registrations and renewals in connection therewith, (ii) all inventions and designs (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions and reexaminations thereof, and (iii) all copyrightable works, all copyrights and all applications, registrations and renewals in connection therewith, in each case which is owned by or licensed to the Company and the Company Subsidiaries.

     (b) Each of the Company and the Company Subsidiaries owns, or is licensed to use, all Intellectual Property material to its business, and to the knowledge of the Company, the use thereof by the Company and the Company Subsidiaries does not infringe upon the trademark, copyright or proprietary rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably have a Material Adverse Effect.

     (c) Except as set forth on Schedule 3.14(c), no Mark licensed to or used by the Company or any Company Subsidiary is scheduled to expire (without the right of extension on the part of the Company) within 12 months from the date hereof, which such expiration could reasonably have a Material Adverse Effect.

     Section 3.15.  Material Contracts.

     (a) Except as set forth on Schedule 3.15(a) or in the Commission Filings or for the CK Transaction Documents, neither the Company, the Company Subsidiaries nor any of their properties or assets is a party to or bound by any (i) Contract involving a commitment or payment by the Company or the Company Subsidiaries in excess of $5,000,000 in any twelve-month period (whether or not in the ordinary course of business); (ii) Contract among stockholders that beneficially own five percent (5%) or more of the Common Stock; (iii) Contract (other than a contract for any Leased Real Property) which contains any provision that may require payments to be made by the Company or any Company Subsidiary upon or following a "change of control" (as such term is defined by such Contract) or similar event. The Company has delivered or otherwise made available to the Initial Purchaser and the Investors complete and correct copies of the Contracts listed on
Schedule 3.15(a), together with all amendments, modifications, supplements or side letters to such Contracts.

     (b) There is no default and the Company has received no written notice of default under any Contract listed on Schedule 3.15(a) or a Contract listed in the Commission Filings by the Company, the Company Subsidiaries or, to the knowledge of the Company, by any other party thereto, in each case which could reasonably have a Material Adverse Effect, and no event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company, the Company Subsidiaries or, to the knowledge of the Company, by any other party thereto, that could reasonably have a Material Adverse Effect.

     Section 3.16.  Company Employee Plans.

     (a) Schedule 3.16(a) sets forth a complete and correct list of every Employee Program which is maintained, administered, sponsored or contributed to by the Company or any Company Subsidiary, which covers any Employee of the Company or any Company Subsidiary or with respect to which an obligation of the Company or any Company Subsidiary to make any contribution exists, other than a Foreign Plan. Any Employee Program listed in such schedule (other than any employee Program that is a multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan") is referred to below as a "Company Employee Plan."

     (b) The Company has made available to the Initial Purchaser and the Investors with respect to each Company Employee Plan complete and correct copies of (i) all written documents comprising such Company Employee Plan (including amendments, individual agreements, service agreements, trusts and other funding agreements), (ii) the three most recent annual returns in the Federal Form 5500 series (including all schedules thereto) filed with respect to such Company Employee Plan, (iii) the three most recent audited financial statements and actuarial reports, if any, pertaining to such Company Employee Plan, (iv) the summary plan description currently in effect and all material modifications thereto, if any, for such Company Employee Plan, (v) any employee handbook which includes a description of such Company Employee Plan, (vi) the most recent IRS determination letter, if any, for such Company Employee Plan, and (vii) any other written communications to any Employee, to the extent that the provisions of such Company Employee Plan described therein differ materially from such provisions as set forth or described in the other information or materials furnished under this subsection (b).

     (c) Each Company Employee Plan which is intended to qualify under Section 401(a) of the Code has received a determination letter from the IRS which states that such plan is so qualified, and on which any employer which has adopted such plan may currently rely.

     (d) Each Company Employee Plan and Foreign Plan has been maintained in accordance with its terms and with all applicable Laws, except to such extent as could not reasonably have a Material Adverse Effect. Neither the Company nor any Company Subsidiary has any unsatisfied liability, or any unpaid fine, penalty or tax, with respect to any Company Employee Plan, any Foreign Plan or any other Employee Program, which could reasonably have a Material Adverse Effect. To the knowledge of the Company, there has been no "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code), or any breach of any duty under ERISA, any other applicable Law or any agreement, with respect to any Company Employee Plan or Foreign Plan which could subject the Company or any Company Subsidiary to material liability either directly or indirectly (including, without limitation, through any obligation of indemnification or contribution) for any damages, penalties, taxes or any other loss or expense which could reasonably have a Material Adverse Effect. The Company and each Company Subsidiary has made full and timely payment of all contributions required to be made by it to each Company Employee Plan and Foreign Plan by the terms of any such plan or under the applicable Law, except that all contributions which are so required to be made by the Company or any Company Subsidiary to each Company Employee Plan and Foreign Plan for any period ending prior to the Closing, but which are not due by the date of the Closing, shall be properly reserved or accrued in the appropriate financial statements. There have been no material violations of any reporting or disclosure requirements under ERISA or the Code with respect to any Company Employee Plan, including any requirement to file an annual return.

     (e) No litigation or claim (other than routine claims for benefits), and no governmental administrative proceeding, audit or investigation, is pending or, to the knowledge of the Company or any of the Company Subsidiaries, threatened with respect to any Company Employee Plan or Foreign Plan which could reasonably have a Material Adverse Effect.

     (f) With respect to each Company Employee Plan which is a defined benefit pension plan, (i) such Company Employee Plan has not incurred an "accumulated funding deficiency", within the meaning of Section 412 of the Code or Section 302 of ERISA, whether or not waived, (ii) such Company Employee Plan has not been terminated, (iii) no notice of intent to terminate such Company Employee Plan has been issued to participants or filed with the PBGC, (iv) the PBGC has not instituted any proceeding to terminate, or to appoint a trustee or administrator of, such Company Employee Plan, and no circumstances exist that are reasonably likely to constitute grounds under Section 4042 of ERISA which may allow the PBGC to institute any such proceeding, (v) except as set forth on
Schedule 3.16(f), if such Company Employee Plan is intended to be a "qualified plan" within the meaning of Section 401(a) of the

Code, as of the most recent valuation date for such Company Employee Plan, the present value of benefit liabilities, when computed on a termination basis using actuarial assumptions which are reasonable under the circumstances, does not exceed the value of assets, (vi) neither the Company nor any Company Subsidiary
(x) has incurred any liability to the PBGC or any other Person, or has become subject to any lien, under Title IV of ERISA in connection with such Company Employee Plan (other than PBGC premiums), or (y) has knowledge of any facts or transactions that might reasonably be anticipated to result in the imposition of any liability on, or the imposition of any lien on the assets of, the Company or any of the Company Subsidiaries to, or in favor of, the PBGC or any other Person under Title IV of ERISA in connection with such Company Employee Plan (other than PBGC premiums), and (vii) no Reportable Event has occurred with respect to such Company Employee Plan.

     (g) Except as set forth on Schedule 3.16(g), no Employee Program which has been maintained, administered or contributed to by the Company or any Company Subsidiary, which has covered any Employee of the Company or any Company Subsidiary, or to which the Company or any Company Subsidiary has had any obligation to make a contribution, during the six-year period ending on the date of this Agreement, is (i) a "multiemployer plan", as defined in Section 3(37) of ERISA, (ii) a "multiple employer plan", as described in Section 413(c) of the Code, (iii) a "multiple employer welfare arrangement", as defined in Section 3(40) of ERISA, (iv) a "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code, or (v) a Foreign Plan other than a plan which does not provide benefits materially greater than any benefits which may be required by applicable law. Neither the Company nor any Company Subsidiary has, within the past six years, incurred any withdrawal liability to a Multiemployer Plan.

     (h) Except as set forth on Schedule 3.16(h), all health and medical benefit coverage, and all death benefit coverage, under each Company Employee Plan is provided solely through insurance, and no Company Employee Plan provides health or medical coverage, life insurance coverage, or coverage for any other welfare benefit to any Retiree, except for continuation coverage required by Section 4980B of the Code, Sections 601 to 608 of ERISA or any applicable State Law.

     (i) No Employee of the Company or any Company Subsidiary shall accrue or receive additional benefits, additional credit for service, accelerated vesting or accelerated rights to payment of any benefit under any Company Employee Plan, or become entitled to any severance, termination allowance or similar payments or to the forgiveness of any indebtedness, solely as a result of the execution and delivery of, or the transactions contemplated by this Agreement. Such execution and delivery, or the occurrence of such transactions, shall not result in any increase in the contributions required to be made to any Company Employee Plan. Except as set forth on Schedule 3.16(i), no payment made or contemplated under any Company Employee Plan, or by the Company or any Company Subsidiary, in connection with the Contemplated Transactions, constituted, or would constitute, either (i) an "excess parachute payment" within the meaning of Section 280G of the Code or (ii) a payment which is not deductible by reason of Section 404 of the Code.

     (j) Except as set forth on Schedule 3.16(j), (i) except for the adoption of a plan amendment which is needed to bring the plan documents into conformity with statutory changes enacted in recent years, neither the Company nor any Company Subsidiary is under any obligation (express or implied) to modify any Company Employee Plan, or to establish any new Employee Program which will cover any Employee of the Company or any Company Subsidiary, (ii) the Company or a Company Subsidiary has expressly reserved to itself the right to amend, modify or terminate each Company Employee Plan (and any service or funding agreement or arrangement for each Company Employee Plan), at any time without material liability or penalty to itself (other than routine expenses), and (iii) no Company Employee Plan requires the Company or any of the Company Subsidiaries to continue to employ or use the services of any Employee.

     (k) Except as set forth on Schedule 3.16(k), there has been no amendment, interpretation or announcement by the Company or any of the Company Subsidiaries relating to any Company Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan, as indicated in the applicable financial statements, for its most recent fiscal year.

     (l) No ERISA Affiliate has any unpaid liability, fine, penalty or tax with respect to any Employee Program for which the Company or any of the Company Subsidiaries could be liable, and which could reasonably have a Material Adverse Effect.

     Section 3.17.  Labor Relations.  Except as set forth on Schedule 3.17(a):

     (a) the Company and the Company Subsidiaries are in compliance in all material respects with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours, collective bargaining, safety and health, work authorization, equal employment opportunity, immigration, withholding, unemployment compensation, worker's compensation and employee privacy and right to know, other than any such failure to comply that could not reasonably have a Material Adverse Effect;

     (b) there is no pending, or to the knowledge of the Company, any threatened, charge or complaint, against the Company or any of the Company Subsidiaries before the National Labor Relations Board or any other comparable Governmental Body, which could reasonably have a Material Adverse Effect;

     (c) there is, and for the past three years have been, (i) no labor strike, union-related slowdown, work stoppage or other union-related labor controversy pending, or to the knowledge of the Company, threatened in writing, against or otherwise affecting or involving the Company or the Company Subsidiaries or (ii) no lawsuits (other than grievance proceedings) pending, or to the knowledge of the Company, threatened, between any of the Company or the Company Subsidiaries and any employee of the Company or the Company Subsidiaries or any union or other collective bargaining unit representing any employees of the Company or the Company Subsidiaries, which could reasonably have a Material Adverse Effect;

     (d) none of the employees of the Company or the Company Subsidiaries are covered by any collective bargaining agreements (other than as disclosed in the Commission Filings) and, to the knowledge of the Company, no solicitation of the employees of the Company or any of the Company Subsidiaries is currently being made by any union to organize any of such employees; and

     (e) no Material Employee has given notice to the Company or any Company Subsidiary of his intent to terminate his employment with the Company or any Company Subsidiary.

     Section 3.18.  Compliance with Laws; Permits.

     (a) The Company and the Company Subsidiaries are in compliance in all material respects with all material Laws (including, without limitation, the Sarbanes-Oxley Act of 2002) and material Orders promulgated by any Governmental Body applicable to the Company and the Company Subsidiaries or to the conduct of the business or operations of the Company and the Company Subsidiaries or the use of their properties (including any leased properties) and assets. Since January 1, 1999, neither the Company nor any Company Subsidiary has received any written notice of violation or alleged material violation of any such Law or Order by any Governmental Body in any material respect that has not been resolved. Since January 1, 1999, neither the Company nor any Company Subsidiary has received written notice that it is the subject of an investigation by any Governmental Body which could reasonably have a Material Adverse Effect.

     (b) To the knowledge of the Company, except as set forth on Schedule 3.18(b), the Company and the Company Subsidiaries have all Permits necessary for the conduct of their business, except where the failure to have such Permits could not reasonably have a Material Adverse Effect. The Company and the Company Subsidiaries have complied in all material respects with all conditions of such Permits applicable to it.

     Section 3.19.  Preferred Stock Exemption.

     (a) Assuming the representations and warranties of the Initial Purchaser and of the Investors contained in Article IV are true, the offer and sale of the Series B Shares (and the issuance of the Common Stock to such Investors upon the conversion of such Series B Shares) are exempt from the registration requirements of the Securities Act. The Company has not taken and will not take any actions which would cause the offers and sales contemplated hereunder to become ineligible for exemption under the Securities Act.

     (b) Neither the Company nor any Person acting on its behalf has offered the Series B Stock to any Person by means of general or public solicitation or general or public advertising, such as by newspaper or magazine advertisements, by broadcast media, or at any seminar or meeting whose attendees were solicited by such means.

     Section 3.20.  Environmental Protection.

     (a) Each of the Company and the Company Subsidiaries is in compliance in all material respects with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Laws, or in any plan, Order, notice or demand letter issued, entered, promulgated or approved thereunder.

     (b) Except as set forth on Schedule 3.20(b), to the knowledge of the Company, as a result of activities of the Company or the Company Subsidiaries or any of their employees, no Hazardous Material has been incorporated in, used on, stored on or under, released from, treated on, transported to or from, or disposed of on or from, any property owned or during the period of the Company's or any of the Company Subsidiaries' lease(s), or to the knowledge of the Company without any investigation, any prior period, leased by the Company or any Company Subsidiary such that, under applicable Environmental Laws (i) any such Hazardous Material would be required to be removed, cleaned-up or remediated before the property could be altered, renovated, demolished or transferred, or
(ii) the owner or lessee of the property could be subjected to liability for the removal, clean-up or remediation of such Hazardous Material, except, under circumstances that could not reasonably have a Material Adverse Effect; and, except as set forth on Schedule 3.20(b), the Company has not received any written notification from any Governmental Body or other third parties relating to Hazardous Material on or affecting any property owned or leased by the Company or the Company Subsidiaries or relating to any potential or known liability under applicable Environmental Laws arising from the ownership or leasing of any property, which could reasonably have a Material Adverse Effect

     Section 3.21. Investment Company Act. The Company and the Company Subsidiaries are not, nor are they directly or indirectly controlled by or acting on behalf of any Person that is, an investment company within the meaning of the Investment Company Act of 1940, as amended.

     Section 3.22. Transactions with Affiliates. Except: (i) for transactions between the Company and any wholly-owned Company Subsidiary, (ii) for expenses in the ordinary course of business, and (iii) as disclosed in the Company's reports filed with the SEC pursuant to the Exchange Act (including transactions related to the Gant Company), neither the Company nor any Company Subsidiary has made any payment to, or received any payment from, or made or received any investment in, or entered into any transaction with, any Affiliate, including without limitation, the purchase, sale or exchange of property or the rendering of any service, where the amount involved is material to the business of the Company.

     Section 3.23. Insurance. There is in full force and effect certain policies of insurance issued by insurers of recognized responsibility, including, without limitation, fire and casualty insurance, insuring the Company and each Company Subsidiary and their properties against such losses and risks, and in such amounts, as are usual and customary in the case of companies engaged in the same or similar business and similarly situated.

     Section 3.24. Customers. Except as set forth in Schedule 3.24, neither the Company nor any Company Subsidiary has received any written notice that any customer has ceased, or will cease, or has substantially reduced, or will substantially reduce, their overall purchases of the products or goods of the Company or Company Subsidiary, in each case which could reasonably have a Material Adverse Effect.

     Section 3.25. Financial Advisors. Except as set forth on Schedule 3.25, no agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from the Company, directly or indirectly, in connection with the Contemplated Transactions.

     Section 3.26. DGCL Section 203 and Rights Agreement. The Board of Directors has taken all action necessary to exempt from the provisions of
Section 203 of the Delaware General Corporation Law ("DGCL Section 203") and from being deemed an "Acquiring Person" under the Rights Agreement, to the extent applicable, this Agreement, any acquisition by the Investors or their Affiliates of the Series B Stock pursuant to this Agreement, and the Certificate of Designations and any conversion or exercise by the Investors or their Affiliates of the Series B Stock into Common Stock. No agreement or instrument to which the Company or any of the Company Subsidiaries is a party or by which any of them is bound, and no state statute similar to DGCL Section 203 that is applicable to the Company or any of the Company Subsidiaries imposes any restrictions on business combinations or similar transactions with interested stockholders of a nature similar to those set forth in DGCL Section 203.

     Section 3.27. D&O Insurance. The Company maintains director and officer liability insurance coverage in the aggregate amount of $20 million, which policy has a $5,000 per individual deductible up to $50,000 in the aggregate.

     Section 3.28. Solvency. The Company is not, and after giving effect to the Contemplated Transactions, will not be, insolvent within the meaning of Title 11 of the United States Code, the General Corporation Law of the State of Delaware, or the General Laws of the State of New York.

     Section 3.29. Full Disclosure. No representation or warranty made by the Company in this Agreement or any other Transaction Document contains or will contain any untrue statement of a material fact, or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

     Section 3.30. No General Solicitation. None of the Company or any of its "affiliates" (as defined in Rule 501(b) of Regulation D under the Securities Act ("Regulation D")), has, directly or through an agent, engaged in any form of general solicitation or general advertising in connection with the offering of the Series B Shares (as those terms are used in Regulation D) under the Securities Act or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and the Company has not entered into any contractual arrangement with respect to the distribution of the Series B Shares except for this Agreement and the Registration Rights Agreement, and the Company will not enter into any such arrangement.

     Section 3.31. No Integration. None of the Company or any of its Affiliates (other than the Initial Purchaser in connection with the transactions contemplated by this Agreement about which no representation is made by the Company) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which is or will be integrated with the sale of the Series B Shares or the Common Stock in a manner that would require the registration under the Securities Act of the Series B Shares or the Common Stock. The Company has not sold or issued any Series B Shares, shares of Common Stock, any security convertible into Series B Shares or shares of Common Stock, or any security of the same class as the Series B Shares or Common Stock during the six-month period prior to the Closing Date, including any sales pursuant to Rule 144A, Regulation D or Regulation S under the Securities Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF THE
                       INITIAL PURCHASER AND THE INVESTORS

     Section 4.01.  Initial Purchaser Representations.

     (a) The Initial Purchaser represents and warrants to and agrees with the Company that it is an institutional accredited investor, as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, as the case may be, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series B Shares, and (ii) it is not acquiring the Series B Shares with any present intention of offering or selling any of the Series B Shares in a transaction that would violate the Securities Act or the securities laws of any state of the United States or any other applicable jurisdiction

     (b) The Initial Purchaser hereby represents and warrants to the Company that it (i) has not solicited offers for, or offered or sold, the Series B Shares by means of any form of general solicitation or general advertising or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (ii) has only solicited offers for the Series B Shares from persons whom the Initial Purchaser reasonably believed to be accredited investors.

     Section 4.02. Investors Representations. Each of the Investors represents and warrants, severally and not jointly, to the Company as follows:

     (a) Authorization. Such Investor is a limited partnership duly organized and validly existing under the Laws of the state or country of its jurisdiction of formation. Such Investor has the full power and authority to enter into this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the other Transaction Documents and the consummation by the Investors of the transactions contemplated hereby and thereby have been duly and authorized by all necessary action on the part of the Investors. This Agreement and the other Transaction Documents have been and will be, as the case may be, duly executed and delivered by the Investors and constitute legal, valid and binding obligations of the Investors, enforceable in accordance with their respective terms, except as such enforceability may be subject to the effects of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws affecting creditors' rights generally and subject to the effects of general equitable principles.

     (b) Investment Representations. Such Investor is an Accredited Investor and is acquiring the Series B Shares allocated to such Investor for such Investor's own account, for investment, and not with a view to, or for sale in connection with, the distribution thereof or of any interest therein. Such Investor has adequate net worth and means of providing for its current needs and contingencies and is able to sustain a complete loss of the investment in such Series B Shares, and has no need for liquidity in such investment. Such Investor, itself or through its officers, employees or agents, has sufficient knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of an investment such as an investment in the Series B Shares, and such Investor, either alone or through its officers, employees or agents, has evaluated the merits and risks of the investment in such Series B Shares. Such Investor understands that the Series B Stock has not been registered under the Securities Act by reason of its issuance in a transaction exempt from the registration requirements of the Securities Act pursuant to the exemption provided in Section 4(2), and that the Series B Stock may not be sold or otherwise disposed of unless registered under the Securities Act or exempted from such registration.

     (c) Investors' Acknowledgment. Each Investor has had the opportunity, directly or through its representatives, to ask questions of and receive answers from Persons acting on behalf of the Company concerning the transactions contemplated by this Agreement.

     (d) Financial Advisors. No agent, broker, investment banker, finder, financial advisor or other Person is or will be entitled to any broker's or finder's fee or any other commission or similar fee from any of the Investors, directly or indirectly, in connection with any of the transactions contemplated by this Agreement or any of the Transaction Documents.

     (e) Legend.

          (i) The certificates evidencing the Series B Stock and the Common Stock issuable upon conversion of the Series B Stock will bear a legend (the "Legend") substantially similar to the following:

         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO INTEREST IN THESE SECURITIES MAY BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT IS IN EFFECT UNDER SAID ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT. THIS CERTIFICATE IS ISSUED PURSUANT TO AND SUBJECT TO THE RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS OF THE INVESTORS' RIGHTS AGREEMENT BETWEEN THE COMPANY, AND THE INVESTORS REFERRED TO THEREIN, A COPY OF WHICH IS ON FILE WITH THE COMPANY. EXCEPT AS PROVIDED IN SUCH AGREEMENT, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE NOT TRANSFERABLE AND ANY PURPORTED TRANSFER IN VIOLATION OF THE PROVISIONS OF SUCH AGREEMENT SHALL BE VOID AND OF NO FORCE AND EFFECT.

          (ii) The legend endorsed on the certificates pursuant to Section 4.02(e) hereof shall be removed and the Company shall issue a certificate without such legend to the holder thereof at such time as the securities evidenced thereby cease to be restricted securities upon the earliest to occur of (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) the securities shall have been sold to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, and
     (iii) such securities may be sold by the holder without restriction or registration under Rule 144(k) under the Securities Act (or any successor provision).

     (f) No Reliance. Each Investor acknowledges that the Company is not making any representation, warranty, covenant or agreement, other than as set forth in this Agreement and the other Transaction Documents.

                                   ARTICLE V
                            COVENANTS OF THE COMPANY

     The Company covenants and agrees that for so long as the Series B Shares are outstanding:

     Section 5.01. Accounting System. The Company will maintain a system of accounting and proper books of record and account, in accordance with GAAP.

     Section 5.02. Taxes. The Company will, and will cause each Company Subsidiary to, pay when due (a) all Taxes imposed upon it or any of its properties or income, other than Taxes which could not reasonably have a Material Adverse Effect, Taxes which are being contested in good faith by appropriate proceedings and Taxes which are subject to filings that are on valid extensions, and (b) all claims or demands of materialmen, mechanics, carriers, warehousemen, landlords and other like Persons which, if unpaid, might result in the creation of a Lien upon any of its properties other than claims or demands which are being contested in good faith or could not reasonably have a Material Adverse Effect.

     Section 5.03. Corporate Existence. The Company will preserve and keep in full force and effect its corporate existence and the corporate existence of each Company Subsidiary (unless merged into the Company) and all rights and franchises of the Company and the Company Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve or keep in full force and effect such corporate existence, right or franchise could not reasonably have a Material Adverse Effect.

     Section 5.04. Maintenance of Properties. The Company will, and will cause each Company Subsidiary to, maintain all of its properties necessary for the conduct of its business in good condition, repair and working order (normal wear and tear excepted) and cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be conducted at all times.

     Section 5.05. Insurance. Each of the Company and the Company Subsidiaries will maintain insurance with insurers of recognized responsibility, insuring the Company, the Company Subsidiaries and their respective properties, assets, business and projects against such losses and risks, and in such amounts, as the Company reasonably determines. Section 5.06. Compliance with Law. The Company will, and will cause each Company Subsidiary to, comply, in all material respects, with all material Laws which it reasonably believes are applicable with respect to the conduct of their respective businesses and the ownership of their respective properties, provided that the Company shall not be deemed to be in violation of this Section 5.06 as a result of any failure to comply with any provisions of such Laws, the noncompliance with which would not result in enforceable fines, penalties, injunctive relief or other civil or criminal liabilities which, in the aggregate, could reasonably have a Material Adverse Effect.

     Section 5.07. Maintain Listing. The Company will use commercially reasonable efforts to (x) maintain the listing and trading of its Common Stock on the NYSE, for so long as the Company qualifies for such listing under the rules and regulations of the NYSE and (y) comply in all material respects with the Company's reporting, filing, and other obligations, under the rules and regulations of the NYSE. In the event that the Common Stock is no longer eligible for listing and trading on the NYSE, the Company will use commercially reasonable efforts to secure the listing or quotation of the Common Stock on the Nasdaq National Market, the Nasdaq

SmallCap Market or the American Stock Exchange (if such listing is permitted by the bylaws, rules or regulations of any of the foregoing) and to comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of such exchanges or the National Association of Securities Dealers, Inc., as applicable. The Company will promptly provide to the Initial Purchaser and each of the Investor Representatives copies of any notices it receives from the NYSE and any other exchange or quotation system on which the Common Stock is then listed regarding the continued eligibility of the Common Stock for listing on such exchanges or quotation systems.

     Section 5.08. Secure Listing. The shares of Common Stock issuable upon conversion of the Series B Stock shall have been duly listed, pending notice of issuance, on the NYSE and the Company shall maintain such listing in accordance with Section 5.07.

     Section 5.09. Transfer Taxes. The Company shall be responsible for any Liability with respect to any transfer, stamp or similar non-income Taxes that may be payable in connection with the execution, delivery and performance of this Agreement including, without limitation, any such Taxes with respect to the issuance of the Series B Shares or shares of Common Stock issuable upon conversion thereof.

                                   ARTICLE VI
                            ACTIONS PRIOR TO CLOSING

     Section 6.01. Access to Information. Until the Closing Date or the earlier termination of this Agreement:

     (a) The Company shall provide the Initial Purchaser and each of the Investor Representatives with (i) monthly reports, as soon as practicable and in any event within 20 calendar days after the close of each such month, (ii) copies of: (A) the unaudited balance sheet of the Company as of the end of such month, (B) the unaudited statements of operations of the Company for such month, and (C) the unaudited statements of changes in cash flows of the Company for such month setting forth in each case in comparative form the corresponding figures for the preceding month and, with respect to statements relating to the Company's 2002 fiscal year, for the 2002 Budget, for the year to date and for the comparable periods in the preceding year; and (iii) such other financial and operating data as the Initial Purchaser and any Investor Representative may reasonably request.

     (b) The Company will permit the Initial Purchaser and representatives of the Investors to visit and inspect any of the properties of the Company or any of the Company Subsidiaries, to examine the corporate books, records, agreements and files of the Company and make copies or extracts therefrom and to request information at reasonable times and intervals concerning the general status of the Company's financial condition and operations, all upon reasonable notice and at such reasonable times and as often as the Initial Purchaser and such Investor may reasonably request. The Investors will, and will instruct each of their respective Affiliates and advisors to, hold in confidence all "Information" as provided in the letter agreement between Apax Partners, Inc., an Affiliate of the Investors, and the Company, dated January 17, 2002.

     Section 6.02.  Conduct of Business.

     (a) Except as set forth in Schedule 6.02(a), or as otherwise agreed to in writing by the Initial Purchaser and the Investors, from the date hereof to the Closing Date, the Company shall, and shall cause each Company Subsidiary to (i) use its commercially reasonable efforts to maintain all of the material assets it owns or uses in the ordinary course of business consistent with past practice (subject to the good faith judgement of management of the Company); (ii) use its commercially reasonable efforts to preserve the goodwill and ongoing operations of its business; (iii) maintain its books and records in the usual, regular and ordinary manner, on a basis consistent with past practice; (iv) use its commercially reasonable efforts to maintain insurance in full force and effect with respect to its business with responsible companies, comparable in amount, scope and coverage to that in effect on the date of this Agreement; and (v) comply in all material respects with applicable material Laws.

     (b) Without limiting the generality of the foregoing, except as expressly contemplated by this Agreement or as set forth on Schedule 6.02(b), between the date hereof and the Closing Date, the Company shall not, and shall cause each Company Subsidiary not to, do any of the following without the prior written consent of the Investors:

          (i) engage in any act, other than in the ordinary course of business and consistent with past practice, which could reasonably have a Material Adverse Effect or in any way prevent the consummation of the Contemplated Transactions;

          (ii) declare, set a record date, set aside or authorize the payment of, any dividend or other distribution in respect of any shares of Capital Stock of the Company or repurchase, redeem or acquire any of the outstanding shares of Capital Stock of the Company, except for the Company's regular dividends;

          (iii) transfer, issue, sell or dispose of any shares of its Capital Stock or grant any option, warrant, call or other right to purchase or otherwise acquire shares of its Capital Stock, except for (x) grants of options (and the issuance of any shares of its Capital Stock upon exercise of such options) under the Company's employee option plans, and (y) the issuance of the Warrants;

          (iv) except with respect to the CK Acquisition, mortgage or pledge (other than pursuant to the Credit Agreement or with respect to Permitted Liens) any of its assets, or acquire any material assets or sell, assign, transfer, convey or otherwise dispose of any material assets of the Company or the Company Subsidiaries, except in the ordinary course of business;

          (v) except for the CK Purchase Agreement, enter into any Contract to make any capital expenditures for the Company's fiscal year ending February 2, 2003 obligating the Company or any Company Subsidiary to pay an amount in excess of $1,000,000 or an amount which together with amounts already expended or committed during its 2002 fiscal year would exceed the amount budgeted for capital expenditures in the 2002 Budget;

          (vi) except with respect to the CK Acquisition or under the Credit Facility, create, incur, assume or guarantee any debt for borrowed money in excess of $5,000,000, whether due or to become due, except debt incurred in the ordinary course of business;

          (vii) change its accounting principles, methods or practices (including, without limitation, its method of accounting for stock options) other than a change which is required by reason of a concurrent change in Law or GAAP;

          (viii) cancel or terminate any material insurance policy naming it as a beneficiary or a loss payee without obtaining substitute insurance coverage except where such cancellation or termination could not reasonably have a Material Adverse Effect;

          (ix) amend its Certificate of Incorporation or By-Laws; or

          (x) agree, whether in writing or otherwise, to do any of the foregoing.

     Section 6.03. No Solicitation. From the date hereof to the Closing Date, the Company agrees that neither it nor the Company Subsidiaries shall, and shall not permit any of their respective directors, officers, Employees, representatives or agents to, directly or indirectly, solicit or initiate any discussions or negotiations with, participate in any negotiations with, provide any information to or otherwise cooperate in any other way with, or facilitate or encourage any effort or attempt by, any Person, other than the Initial Purchaser, the Investors and their respective, partners, directors, officers, employees, representatives and agents, respecting any Competing Offer. The Company will promptly advise the Initial Purchaser and each Investor Representative of any proposal or inquiry made to it, the Company Subsidiaries or any of their respective directors, officers, Employees, representatives, or agents with respect to any of the foregoing transactions.

     Section 6.04. Consent. Each of the parties hereto will use its reasonable best efforts and shall fully cooperate with each other party to make promptly all registrations, filings and applications, give all notices and obtain all Consents in connection with the transactions contemplated hereby.

     Section 6.05. HSR. The Company and the Investors shall, as promptly as practicable following the execution and delivery of this Agreement, submit all filings required by the HSR Act to the Federal Trade Commission and the Department of Justice and thereafter provide any supplemental information requested in connection therewith pursuant to the HSR Act and make any similar filing within, to the extent reasonably practicable, a similar time frame with any other Governmental Body for which such filing is required. Any such notification and report form and supplemental information will be in substantial compliance with the requirements of the HSR Act or other applicable antitrust regulation. The Company and the Investors shall furnish to each other such necessary information and reasonable assistance as the other may request in connection with its preparation of any filing or submission which is necessary under the HSR Act or other applicable antitrust regulation. The Company and the Investors shall request early termination of the applicable waiting period under the HSR Act and any other applicable antitrust regulation; shall respond with reasonable diligence and dispatch to any request for additional information made in response to such filings or information requests made by any other Governmental Body and shall keep each other apprised of any communications with, and inquiries or requests for additional information from the Federal Trade Commission, Department of Justice or any other Governmental Body and shall comply with any inquiry or request made thereby. Notwithstanding anything to the contrary contained herein, the Company will pay the filing fees of the Investors with respect to the notification and report forms required by the HSR Act.

     Section 6.06. Notice of Breach. From the date hereof through the Closing Date, as promptly as practicable, and in any event not later than five Business Days after the Company becomes aware thereof, the Company shall provide the Initial Purchaser and each Investor Representative with written notice of (a) any representation or warranty of the CK Companies or the Sellers contained in the CK Purchase Agreement being untrue or inaccurate in any material respect, or
(b) any failure of the CK Companies or the Sellers to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by such Person under any of the CK Transaction Documents.

     Section 6.07. Other Transaction Documents. The Company shall keep the Initial Purchaser, each Investor Representative and their respective counsel fully informed of, provide the Initial Purchaser, each Investor Representative and their respective counsel with copies of all drafts of, and, at the request of the Initial Purchaser or any Investor Representative, discuss with the Initial Purchaser, each Investor Representative and their respective counsel on a timely basis, each of the CK Transaction Documents and shall not, without the prior consent of the Initial Purchaser and each Investor Representative (which consent shall not be unreasonably withheld or delayed), (i) execute any of the CK Transaction Documents to be executed after the date hereof or (ii) amend, waive, supplement or modify any material provisions of any of the CK Transaction Documents executed on or prior to the date hereof.

     Section 6.08. Publicity. The parties agree not to issue any announcement, press release, public statement or other information to the press or any third party with respect to this Agreement or the Contemplated Transactions without obtaining the prior written approval of the other parties hereto (which approval shall not be unreasonably withheld); provided, however, that nothing contained herein shall prevent any party hereto, at any time, from furnishing any required information to any Governmental Body or from issuing any announcement, press release, public statement or other information to the press or any third party with respect to this

Agreement or the Contemplated Transactions if required by Law, although, the parties agree to consult with each other as to the content of any release so required and consider in good faith the comments of the other thereon.

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

     Section 7.01. Conditions to Obligations of the Initial Purchaser and the Investors. The obligation of the Initial Purchaser and the Investors to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Initial Purchaser and the Investors, in whole or in part (except with respect to conditions 7.01 (n)(i) and (r) which may be waived only by the Initial Purchaser and except with respect to condition 7.01
(n)(ii) which may be waived only by the Investors) to the extent permitted by applicable Law:

     (a) Consents.  The Company shall have obtained the consents set forth in
Schedule 3.05, in form and substance reasonably satisfactory to the Initial Purchaser and the Investors.

     (b) Material Adverse Effect. Between the date hereof and the Closing Date, none of the CK Companies shall have suffered or experienced a CK Companies Material Adverse Effect.

     (c) No Governmental Order or Other Proceeding or Litigation. No Order of any Governmental Body shall be in effect that restrains or prohibits the Contemplated Transactions.

     (d) CK Transaction Documents. (i) The CK Transaction Documents executed prior to or simultaneously with this Agreement shall not have been amended, modified, supplemented, or provisions thereof waived, in violation of Section 6.07, and (ii) the CK Transaction Documents executed subsequent to this Agreement shall have been entered into in accordance with Section 6.07.

     (e) CK Acquisition. The transactions contemplated by the CK Transaction Documents that by their terms are to be completed concurrently with, or immediately after, the Closing shall be capable of being completed at the Closing and the closing of the CK Acquisition in accordance with the terms and provisions of the applicable CK Transaction Document and all conditions required in the CK Transaction Documents to be satisfied on or prior to closing of the CK Acquisition shall have been satisfied or capable of being satisfied without waiver, amendment or modification unless otherwise approved in writing by the Initial Purchaser and each of the Investor Representatives. The closing of the CK Acquisition shall occur substantially simultaneous with the Closing hereunder.

     (f) HSR Act. All filing and other requirements under the HSR Act shall have been satisfied, and the applicable waiting period with respect to the Contemplated Transactions under the HSR Act shall have expired or been terminated.

     (g) Closing Fees. The Company shall have paid or reimbursed the Investors for all of the expenses specified in Section 10.01(a).

     (h) Legal Opinion. The Initial Purchaser and the Investors shall have received, dated the Closing Date and addressed to each of the Initial Purchaser and the Investors, an opinion of Katten Muchin Zavis Rosenman, counsel to the Company, substantially in the form attached hereto as Exhibit C.

     (i) Certificate of Designations. The Certificate of Designations shall have been duly filed with the Secretary of State of Delaware and shall be in full force and effect.

     (j) Directors. The Series B Designees shall have been appointed to the Board of Directors, effective as of the Closing and the Board of Directors shall consist of no more than 14 directors.

     (k) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, in substantially the form attached hereto as Exhibit D (the "Registration Rights Agreement").

     (l) Investors' Rights Agreement. The Investors Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, in substantially the form attached hereto as Exhibit E (the "Investors' Rights Agreement").

     (m) Amendment to the Rights Agreement. The Fifth Amendment to the Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect, in substantially the form attached hereto as Exhibit F (the "Fifth Amendment").

     (n) Stock Certificates.

          (i) The Company shall have delivered to the Initial Purchaser a certificate or certificates representing the Series B Shares, duly registered in the name of the Initial Purchaser.

          (ii) The Initial Purchaser shall have delivered to the Investor Representatives certificates representing the Series B Shares in the amounts specified on Schedule 2.01, duly registered by the Company in the respective names of the Investors as set forth in Schedule 2.01.

     (o) NYSE Listing. The shares of Common Stock issuable upon conversion of the Series B Stock shall have been listed, pending notice of issuance, on the NYSE and the NYSE shall not have withdrawn its advice that the transactions contemplated under this

Agreement constitute a bona fide private financing under paragraph 312.03 of the NYSE Listed Company Manual.

     (p) Loan Documents. Each of the Loan Documents shall have been executed and delivered by the parties thereto and shall be in full force and effect and the closing of the loan transaction contemplated therein shall occur substantially simultaneously with the Closing hereunder.

     (q) Good Standing; Company Certificates. The Company shall have delivered to the Initial Purchaser and the Investor Representatives:

          (i) a certificate issued by the appropriate Governmental Body evidencing, as of a recent date, the good standing of the Company in its jurisdiction of incorporation;

          (ii) a certificate, dated the Closing Date, executed by the Secretary of the Company which certifies that (A) attached to such certificate is a complete and correct copy of the Certificate of Incorporation of the Company certified by the Secretary of State of the State of Delaware, and that there has been no amendment to the Certificate of Incorporation of the Company since that the date of such certification, and (B) attached to such certificate is a complete and correct copy of the By-Laws of the Company, as in full force and effect at the Closing Date; and

          (iii) a certificate, dated the Closing Date, executed by the Secretary of the Company, which certifies as complete and correct resolutions of the Board of Directors: (A) authorizing the execution, delivery and performance of this Agreement and each of the other Transaction Documents, the issuance and sale of the Series B Stock and the issuance of the shares of Common Stock issuable upon conversion of the Series B Stock, the reservation of such shares of Common Stock and the performance of the transactions contemplated by this Agreement and the other Transaction Documents, (B) electing the Series B Designees, (C) implementing the actions with respect to DGCL Section 203 and the Rights Agreement set forth in Section 3.26, and
     (D) authorizing the issuance of the Rights and the issuance of the shares of Series A Stock issuable upon exercise of the Rights.

     (r) Comfort Letter. The Initial Purchaser shall have received from Ernst & Young LLP a letter addressed to it, in form and substance reasonably satisfactory to the Initial Purchaser, and dated as of the date hereof, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Commission Filings filed in 2002, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants' "comfort letters" to underwriters.

     Section 7.02. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions, any or all of which may be waived by the Company:

     (a) No Governmental Order or Other Proceeding or Litigation. No Order of any Governmental Body shall be in effect that restrains or prohibits the Contemplated Transactions.

     (b) CK Acquisition. The transactions contemplated by the CK Transaction Documents that by their terms are to be completed concurrently with, or immediately after, the Closing shall be capable of being completed at the Closing and the closing of the CK Acquisition in accordance with the terms and provisions of the applicable CK Transaction Document.

     (c) HSR Act. All filing and other requirements under the HSR Act shall have been satisfied, and the applicable waiting period with respect to the transactions described herein together with any extensions thereof, under the HSR Act, shall have expired or been terminated.

     (d) NYSE Listing. The shares of Common Stock issuable upon conversion of the Series B Stock shall have been listed, pending notice of issuance on the NYSE and the NYSE shall not have withdrawn its advice that the transactions contemplated under this Agreement constitute a bona fide private financing under paragraph 312.03 of the NYSE Listed Company Manual.

     (e) Registration Rights Agreement. The Registration Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

     (f) Investors' Rights Agreement. The Investors Rights Agreement shall have been executed and delivered by the parties thereto and shall be in full force and effect.

     (g) Purchase Price. The Initial Purchaser shall have delivered to the Company the Initial Purchase Price.

                                  ARTICLE VIII
                                    SURVIVAL

     Section 8.01. Survival. The representations, warranties and covenants to be performed at or prior to Closing of the parties set forth in this Agreement shall survive for a period of 24 months following the execution and delivery of this Agreement and thereafter shall be of no further force or effect, provided that the representations and warranties set forth in Sections 3.11 (Taxes), 3.16 (ERISA) and 3.20 (Environmental Protection) shall survive for the applicable period of the statute of limitations and the representations and warranties set forth in Sections 3.01 (Organization), 3.02 (Authorization) and 3.04 (Capitalization) shall survive indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law). No representations, warranties or covenants of the Company in this Agreement shall be affected by any examination made for or on behalf of the Initial Purchaser or the Investors, the knowledge of the Initial Purchaser or the Investors, or the acceptance by the Initial Purchaser or the Investors of any certificate or opinion. Following the expiration of the periods set forth above with respect to any particular representation or warranty, no party hereto shall have any further liability with respect to such representation or warranty. Except as set forth herein, all of the covenants, agreements and obligations of the parties hereto shall survive the Closing indefinitely (or if indefinite survival is not permitted by Law, then for the maximum period permitted by applicable Law). Anything herein to the contrary notwithstanding, any claim for indemnification that is asserted by written notice which notice specifies in reasonable detail the facts upon which such claim is made as provided in this Section 8.01 within the survival period shall survive until resolved pursuant to a final non-appealable judicial determination or otherwise.

                                   ARTICLE IX
                                 INDEMNIFICATION

     Section 9.01. Generally. Subject to the limitations and other provisions of this Article IX, the Company covenants and agrees to indemnify, defend and hold harmless the Investor Group Members and the Initial Purchaser Group Members from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty, covenant or agreement of the Company contained herein or in any other Transaction Document, (b) the failure of the Company to perform any of the agreements, covenants or obligations contained herein or in any other Transaction Documents, or (c) any claims by the Sellers relating to the CK Acquisition (other than if any such claim was a result of a breach by the Investors under this Agreement). Subject to the limitations and other provisions of this Article IX, each Investor, severally and not jointly, covenants and agrees to indemnify, defend and hold harmless the Company Group Members from and against (but only to the extent of) any and all Losses resulting from, incurred in connection with or arising out of (but only to the extent of) (a) any breach of any representation, warranty, covenant or agreement of such Investor contained herein or in any other Transaction Document, or (b) the failure of such Investor to perform any of the agreements, covenants or obligations of such Investor contained herein or in any other Transaction Document. The term "Loss" or any similar term shall mean any and all damages, reduction in value of the original investment in the Series B Shares, deficiencies, costs, claims, fines, judgments, amounts paid in settlement, expenses of investigation, interest, penalties, assessments, out-of-pocket expenses (including reasonable attorneys' and auditors' fees and disbursements, witness fees and court costs). The party or parties being indemnified are referred to herein as the "Indemnitee" and the indemnifying party is referred to herein as the "Indemnitor."

     Section 9.02.  Indemnification Procedure.

     (a) Any party who receives notice of a potential claim that may, in the judgment of such party, result in a Loss shall use all reasonable efforts to provide the parties hereto notice thereof, provided that failure or delay or alleged delay in providing such notice shall not adversely affect such party's right to indemnification hereunder, unless and then only to the extent that such failure or delay or alleged delay has resulted in actual prejudice to the Indemnitor, including, without limitation, by the expiration of a statute of limitations. In the event that any party shall incur or suffer any Losses in respect of which indemnification may be sought by such party hereunder, the Indemnitee shall assert a claim for indemnification by written notice (a "Notice") to the Indemnitor stating the nature and basis of such claim. In the case of Losses arising by reason of any third party claim, the Notice shall be given within thirty (30) days of the filing or other written assertion of any such claim against the Indemnitee, but the failure of the Indemnitee to give the Notice within such time period shall not relieve the Indemnitor of any liability that the Indemnitor may have to the Indemnitee, except to the extent that the Indemnitor demonstrates that the defense of such action has been materially prejudiced by the Indemnitee's failure to timely give such Notice.

     (b) In the case of third party claims for which indemnification is sought, the Indemnitor shall, if necessary, retain counsel reasonably satisfactory to the Indemnitee, and have the option (i) to conduct any proceedings or negotiations in connection therewith, (ii) to take all other steps to settle or defend any such claim (provided that the Indemnitor shall not settle any such claim without the consent of the Indemnitee which consent shall not be unreasonably withheld) and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. In any event, the Indemnitee shall be entitled to participate at its own expense and by its own counsel in any proceedings relating to any third party claim. The Indemnitor shall, within 15 Business Days of receipt of the Notice, notify the Indemnitee of its intention to assume the defense of such claim. If (i) the Indemnitor shall decline to assume the defense of any such claim, (ii) the Indemnitor shall fail to notify the Indemnitee within 15 Business Days after receipt of the Notice of the Indemnitor's election to defend such claim, (iii) the Indemnitee shall have reasonably concluded that there may be defenses available to it which are different from or in addition to those available to the Indemnitor (in which case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee), or (iv) a conflict exists between the Indemnitor and the Indemnitee which the Indemnitee has reasonably concluded would prejudice the Indemnitor's defense of such action, then in each such case the Indemnitor shall not have the right to direct the defense of such action on behalf of the Indemnitee and the Indemnitee shall, at the sole expense of the Indemnitor, defend against such claim and (x) in the event of a circumstance described in clause (i) and (ii), the Indemnitee may settle such claim without the consent of the Indemnitor (and the Indemnitor may not challenge the reasonableness of any such settlement) and (y) in the event of a circumstance described in clause (iii) and (iv), the Indemnitee may not settle such claim without the consent of the Indemnitor (which consent will not be unreasonably withheld or delayed). The reasonable expenses of all proceedings, contests or lawsuits in respect of such claims shall be borne and paid by the Indemnitor if the Indemnitee is entitled to indemnification hereunder and the Indemnitor shall pay the Indemnitee, in immediately available funds, the amount of any Losses, within a reasonable time of the incurrence of such Losses. Regardless of which party shall assume the defense or negotiation of the settlement of the claim, the parties agree to cooperate fully with one another in connection therewith. In the event that any Losses incurred by the Indemnitee do not involve payment by the Indemnitee of a third party claim, then, the Indemnitor shall, within 20 days after written notice from the Indemnitee specifying the amount of Losses, pay to the Indemnitee, in immediately available funds, the amount of such Losses. Any disagreement between the Indemnitor and Indemnitee relating to the amount of the Losses shall be resolved by arbitration in accordance with the rules of the American Arbitration Association (the "AAA") then pertaining in the City of New York, New York, by a single arbitrator to be mutually agreed upon by the parties or, if they are unable to so agree, by an arbitrator selected by the AAA. Anything in this Article X to the contrary notwithstanding, the Indemnitor shall not, without the Indemnitee's prior written consent, settle or compromise any claim or consent to entry of any judgment in respect thereof which imposes any future obligation on the Indemnitee or which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to the Indemnitee, a release from all liability in respect of such claim.

     Section 9.03. Certain Qualifications. The Material Adverse Effect and other materiality (or correlative meaning) qualifications included in the representations, warranties, covenants and agreements contained herein shall have no effect on any provisions in this Article IX concerning the indemnities of the Company with respect to such representations, warranties, covenants and agreements, each of which shall be read as though there were no Material Adverse Effect or other materiality qualification for purposes of such indemnities. All knowledge qualifications included in the representations, warranties, covenants and agreements contained herein shall have no effect on any provisions of this
Article IX concerning the indemnities of the Company with respect to such representations, warranties, covenants and agreements, each of which shall be read as though there were no such knowledge qualifications for purposes of such indemnities.

     Section 9.04.  Limitations on Indemnification.

     (a) No Investor Group Member shall be entitled to be indemnified hereunder unless and until the aggregate of all Losses incurred by Investor Group Members shall exceed $7,000,000 (the "Basket"); provided, however, that the Basket shall not apply to any Losses incurred by the Investor Group Members with respect to any third party claim against any Investor Group Member for which the Investor Group Members are entitled to indemnity pursuant to Section 9.01. Notwithstanding anything to the contrary contained herein, the liability of (i) the Company under this Article IX shall be limited to an amount equal to the Purchase Price; and (ii) the Investors in the aggregate under this Article IX and under the Loan Documents shall be limited to an amount equal to $100,000,000.

     (b) The parties acknowledge and agree that the indemnification provisions contained herein shall be the sole and exclusive remedy for Losses arising out of or caused by the breach of any of the representations, warranties, covenants or agreements of the parties contained in this Agreement, except (i) with respect to claims arising out of fraud, or (ii) for the amounts payable pursuant to Articles X and XI hereof.

                                   ARTICLE X
                            FEES, EXPENSES AND COSTS

     Section 10.01.  Reimbursement.

     (a) In the event that the transactions contemplated by this Agreement are consummated, the Company agrees to pay at the Closing and hold the Investors harmless against liability for the payment of (i) all reasonable legal fees and expenses owed by the Investors to their counsel, incurred in connection with this Agreement, (ii) stamp and other transfer Taxes which may be payable in respect of (A) the execution and delivery of this Agreement or (B) the issuance of the Series B Stock and the Common Stock issuable upon the conversion of the Series B Stock, (iii) all other reasonable costs and expenses (including, without limitation, accounting expenses and consultants' fees) incurred by the Investors in connection with this Agreement (clauses (i), (ii) and (iii) of this subsection (a) are referred to collectively as, the "Fees and Expenses"), and
(iv) all reasonable fees and expenses owed by the Investors to Monitor Company incurred in connection with this Agreement (the "Monitor Expenses").

     (b) In the event that the transactions contemplated by the CK Purchase Agreement or a similar transaction in which the Company acquires voting control of the CK Companies or substantially all of their assets are consummated within one year from the date of termination of this Agreement and the transactions contemplated by this Agreement are not consummated (other than by reason of a material breach hereunder by the Investors), the Company agrees to pay on demand the Maximum Amount.

     (c) In the event that none of the Contemplated Transactions are consummated and the Company has been, or will be, reimbursed by CKI or any of its Affiliates for all of the Company's Expenses relating to the CK Acquisition, the Company agrees to pay on demand the Maximum Amount.

     (d) In the event that none of the Contemplated Transactions are consummated and the Company has been, and will only be, partially reimbursed by CKI or any of its Affiliates for the Company's Expenses relating to the CK Acquisition (the "Partial Reimbursement"), the Company agrees to pay on demand the Minimum Amount. In addition to the foregoing, if the aggregate amount of the Partial Reimbursement exceeds the Minimum Amount (the "Excess Amount"), the Company shall pay to the Investors an amount equal to the Percentage of the Excess Amount; provided, however, that in no event shall the Company pay to the Investors an amount in excess of the Maximum Amount or less than the Minimum Amount.

     (e) In the event that none of the Contemplated Transactions are consummated and Company has not been, and will not be, reimbursed by CKI or any of its Affiliates for any of the Company's Expenses, the Company agrees to pay on demand the Minimum Amount.

     (f) Notwithstanding anything to the contrary contained herein, the Company agrees to reimburse the Initial Purchaser and Investors on demand for the Initial Purchaser's and the Investors' reasonable out-of-pocket fees and expenses incurred in connection with any amendment to, or waiver of, this Agreement and the other Transaction Documents.

     (g) The Company shall pay and hold the Initial Purchaser harmless against liability for the payment of (i) all reasonable legal fees and expenses owed by the Initial Purchaser to its counsel, incurred in connection with this Agreement, (ii) stamp and other transfer Taxes which may be payable in respect of (A) the execution and delivery of this Agreement, (B) the issuance of the Series B Stock and the Common Stock issuable upon the conversion of the Series B Stock, or (C) the transfer of the Series B Stock to the Investors, and (iii) all other reasonable costs and expenses (including, without limitation, accounting expenses and consultants' fees) incurred by the Initial Purchaser in connection with this Agreement.

                                   ARTICLE XI
                                   TERMINATION

     Section 11.01. Termination. This Agreement may be terminated on or any time prior to the Closing:

     (a) by the mutual written consent of each of the Investors and the Company; or

     (b) by either the Company or the Investors if the CK Purchase Agreement shall have been terminated pursuant to its terms; or

     (c) by the Investors if the Closing shall not have occurred (unless the failure of such occurrence shall be due to the failure of the Investors to perform or observe any material agreement set forth herein required to be performed or observed by the Investors on or before the Closing) on or before March 31, 2003; provided that if the Company and the Investors agree to extend the period within which the Closing must occur beyond March 31, 2003, the Initial Purchaser shall also agree to extend beyond March 31, 2003 (but in any event not beyond June 30, 2003).

     Section 11.02. Effect Of Termination. In the event of the termination of this Agreement as provided in Section 11.01, all obligations and agreements of the parties set forth in this Agreement shall forthwith become void except for the obligations set forth in: (i) the last sentence of Section 6.05 (HSR) (which shall remain in full force and effect) (ii) Section 6.08 (Publicity), (iii)
Article IX (Indemnification), (iv) Section 10.01(b), (c), (d), (e) and (g) (Fees and Expenses) (as applicable), (v) Section 11.03 (Termination Fee) and (vi)
Section 11.04 (Break-up Fee), and there shall be no liability or obligation on the part of the parties hereto except as otherwise provided in this Agreement. Notwithstanding the foregoing, the termination of this Agreement under Section
11.01 shall not relieve either party of any liability for breach of this Agreement prior to the date of termination.

     Section 11.03. Termination Fee. The Company shall pay to the Investors (pro rata at their respective commitments) a termination fee of (a) cash in the amount of $22,500,000, and (b) the Termination Warrants (referred to collectively as the "Termination Fee"), in the event that:

          (i) the transactions contemplated by the CK Purchase Agreement are consummated and the transactions contemplated by this Agreement are not consummated; or

          (ii) the Company consummates a similar transaction, within one year of the termination of this Agreement, in which the Company acquires voting control of CKI or substantially all of its assets and the Investors do not participate in the financing of such similar transaction.

     Notwithstanding the foregoing, the Investors shall not be entitled to a Termination Fee in the event that the transactions contemplated by this Agreement are not consummated (x) by reason of a default hereunder by the Investors or (y) due to the waiting period with respect to Investors' filing not having expired by the Termination Date by reason of competitive issues raised by the Federal Trade Commission or the Department of Justice regarding the Investors investment in the Company.

     Section 11.04. Break-up Fee. In the event that the Contemplated Transactions are not consummated and the Break-up Fee is paid, the Company agrees to pay to the Investors an amount equal to 33% of the Break-up Fee.

     Section 11.05. CK Recovery. The Company shall pay to the Investors 33% of any CK Recovery.

                                  ARTICLE XII
                                  MISCELLANEOUS

     Section 12.01. Notices and Addresses. Any notice, demand, request, waiver, or other communication under this Agreement shall be in writing and shall be deemed to have been duly given on the date of service, if personally served or sent by facsimile; on the Business Day after notice is delivered to a courier or mailed by express mail, if sent by courier delivery service or express mail for next day delivery; and on the third day after mailing, if mailed to the party to whom notice is to be given, by first class mail, registered, return receipt requested, postage prepaid and addressed as follows:

     If to the Company:

         Phillips-Van Heusen Corporation
         200 Madison Avenue
         New York, New York  10016
         Attention:  Vice President, General Counsel and Secretary

         Facsimile:   (212) 381-3970
         Telephone:  (212) 381-3509

     with a copy to:

          Katten Muchin Zavis Rosenman
          575 Madison Avenue
          New York, New York  10022
          Attention:  David H.  Landau, Esq.
          Facsimile:   (212) 940-8776
          Telephone:  (212) 940-8800

     If to the Initial Purchaser:

          Lehman Brothers Inc.
          745 Seventh Avenue
          New York, New York  10019
          Attention:  Global Retailing/Consumer Group
          Facsimile:  (212) 520-9602

     with a copy to Office of the General Counsel

          Lehman Brothers Inc.
          399 Park Avenue
          10th Floor
          New York, New York  10022
          Attention:  Director of Litigation
          Facsimile:  (212) 526-3633; and

          Simpson Thacher & Bartlett
          425 Lexington Avenue
          New York, New York  10017
          Attention:  Andrew Keller, Esq.
          Facsimile:  (212) 455-2502

     If to any Investor, to the Investor Representatives:

          Apax Managers, Inc.
          445 Park Avenue, 11th Floor
          New York, NY  10022
          Attention:  David H.  Landau

          Facsimile:   (212) 753-6300
          Telephone:  (212) 319-6155

          Apax Partners Europe Managers Ltd.
          15 Portland Place
          London W1B 1PT
          United Kingdom
          Attention:  Adrian Beecroft and Clive Sherling
          Facsimile:  44-20-7872-6475
          Telephone: 44-20-7872-6300

     With a copy to:

          Swidler Berlin Shereff Friedman, LLP
          The Chrysler Building
          405 Lexington Avenue
          New York, New York 10174
          Attention: Morris Orens, Esq.
          Facsimile: (212) 891-9598

     Section 12.02. Captions. The captions in this Agreement are for convenience of reference only and shall not be given any effect in the interpretation of this Agreement.

     Section 12.03. No Waiver. The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing. Any of the covenants or agreements contained in this Agreement may be waived only by the written consent of the Initial Purchaser and the Investor Representative.

     Section 12.04. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision(s) shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms so long as the economic or legal substance of the transactions contemplated by this Agreement are not affected in any manner materially adverse to any party.

     Section 12.05. Exclusive Agreement; Amendment. This Agreement supersedes all prior agreements among the parties with respect to its subject matter, other than the letter agreement dated January 17, 2002 with respect to the non-disclosure of confidential information, is intended (with the documents referred to herein) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be changed or terminated except by a written instrument executed by the party or parties against whom enforcement thereof is sought, except that, with respect to the Investors, this Agreement may be amended by a written instrument executed by the Investor Representative.

     Section 12.06.  Limitation on Assignment; Parties in Interest.

     (a) No assignment of this Agreement or of any rights or obligations hereunder may be made by the Company or the Investors (by operation of Law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void; provided, however, that each Investor may validly assign any of its rights and obligations hereunder to an Affiliate of such Investor without the prior written consent of the other parties hereto; provided, that such Investor shall remain liable for any and all obligations assigned to such Affiliate.

     (b) This Agreement shall be binding upon, and shall inure to the benefit of, and be enforceable by, the parties and their respective successors, transferees and assigns.

     Section 12.07. Obligations of Investors Several. The obligations of the Investors hereunder shall be several and not joint. No Investor shall be responsible for the breach of any provision of this Agreement by any other Investor.

     Section 12.08. Governing Law. This Agreement and (unless otherwise provided) all amendments hereof and waivers and consents hereunder shall be governed by the internal Laws of the State of New York, without regard to the conflicts of Law principles thereof which would specify the application of the Law of another jurisdiction.

     Section 12.09. Jurisdiction. Each of the Investors and the Company (a) hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or federal court sitting in New York County, New York for the purposes of any suit, action or other proceeding arising out of this Agreement or the subject matter hereof brought by the Company, or any Investor and (b) hereby waives and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court.

     Section 12.10. No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

     Section 12.11. Injunctive Relief. In the event that any party threatens to take any action prohibited by this Agreement, the parties agree that there may not be an adequate remedy at law. Accordingly, in such an event, a party may seek and obtain preliminary and permanent injunctive relief (without the necessity of posting any bond or undertaking). Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

     Section 12.12. Counterparts. This Agreement may be executed via facsimile and in any number of counterparts, each of which shall be deemed to be an original instrument and all of which together shall constitute one and the same instrument.

     Section 12.13. Actions Simultaneous. All actions to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed and delivered simultaneously and no actions shall be deemed to have been taken nor shall any documents be deemed to have been executed and delivered until all actions have been taken and all documents have been executed and delivered.

                            [Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     PHILLIPS-VAN HEUSEN CORPORATION


                                     By: /s/ Mark D. Fishcer
                                        --------------------------------------
                                        Name:  Mark D. Fischer
                                        Title: Vice President

                                     APAX EXCELSIOR VI, L.P.
                                     By: Apax Excelsior VI Partners, L.P.,
                                         Its General Partner
                                     By: Apax Managers, Inc.
                                         Its General Partner


                                     By: /s/ David Landau
                                        --------------------------------------
                                        Name:  David Landau
                                        Title: Vice President

                                     APAX EXCELSIOR VI-A C.V.
                                     By: Apax Excelsior VI Partners, L.P.,
                                         Its General Partner
                                     By: Apax Managers, Inc.
                                         Its General Partner


                                     By: /s/ David Landau
                                        --------------------------------------
                                        Name:  David Landau
                                        Title: Vice President

                                     APAX EXCELSIOR VI-B C.V.
                                     By: Apax Excelsior VI Partners, L.P.,
                                         Its General Partner
                                     By: Apax Managers, Inc.
                                         Its General Partner


                                     By: /s/ David Landau
                                        --------------------------------------
                                        Name:  David Landau
                                        Title: Vice President

                                     PATRICOF PRIVATE INVESTMENT CLUB III, L.P.
                                     By: Apax Excelsior VI Partners, L.P.,
                                         Its General Partner
                                     By: Apax Managers, Inc.
                                         Its General Partner

                                     By: /s/ David Landau
                                        --------------------------------------
                                        Name:  David Landau
                                        Title: Vice President

                                     APAX EUROPE V A-L.P.
                                     By: Apax Partners Europe Managers Ltd.
                                         Its Investment Manager


                                     By: /s/ Adrian Beecroft
                                        --------------------------------------
                                        Name:  Adrian Beecroft
                                        Title: Managing Director



                                     By: /s/ Clive Sherling
                                        --------------------------------------
                                        Name:  Clive Sherling
                                        Title: Managing Director

                                     LEHMAN BROTHERS INC.


                                     By: /s/ Dominic Rispoli
                                        --------------------------------------
                                        Authorized Representative